As filed with the Securities and Exchange Commission on February 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAZE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	2084	87-3905007
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Paularino, Suite D-200

Costa Mesa, CA 92626

(855) 766-9463

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Aaron Day

Chief Executive Officer

Amaze Holdings, Inc.

150 Paularino, Suite D-200

Costa Mesa, CA 92626

(855) 766-9463

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Harris, Esq.

Brian S. Bernstein, Esq.

Nason Yeager Gerson Harris & Fumero P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February 12, 2026

PRELIMINARY PROSPECTUS

AMAZE HOLDINGS, INC.

[__] Shares of Common Stock

This prospectus relates to the proposed offer and sale from time to time by C/M Capital Master Fund, LP (the “Selling Stockholder”), of up to 50,000,000 shares of our common stock, par value $0.001 per share.

The shares of common stock to which this prospectus relates consist of shares that have been or may be issued by us to the Selling Stockholder pursuant to a Securities Purchase Agreement, dated as of May 6, 2025, as amended as of February 6, 2026 by and between us and the Selling Stockholder (the “Purchase Agreement”), establishing an equity line of credit. Such shares of our common stock include up to 49,625,000 shares of common stock, or the Purchase Shares, that we may elect, in our sole discretion, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, to issue and sell to the Selling Stockholder, from time to time from and after the Commencement Date (as defined below) under the Purchase Agreement, and subject to applicable stock exchange rules (assuming the shares are sold at the floor price of at least $0.20 per share). Based upon our authorized capital, we may only issue up to 50,000,000 shares of our common stock without having first obtained stockholder approval to increase our authorized capital.

The actual number of shares of our common stock issuable will vary depending on the then-current market price of shares of our common stock sold to the Selling Stockholder under the Purchase Agreement, but will not exceed the number set forth in the above paragraph unless we file an additional registration statement under the Securities Act of 1933, or the Securities Act, with the Securities and Exchange Commission, or the SEC, and we obtain the approval of the issuance of shares of common stock by our stockholders in accordance with the applicable stock exchange rules.

We are not selling any of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of our common stock offered by this prospectus by the Selling Stockholder. However, we may receive up to $25 million in aggregate gross proceeds from the sale of the shares of common stock to the Selling Stockholder under the Purchase Agreement.

The Selling Stockholder may offer and sell or otherwise dispose of the shares of our common stock acquired under the Purchase Agreement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the shares. The timing and amount of any sales are within the sole discretion of the Selling Stockholder. The Selling Stockholder is an underwriter under the Securities Act with respect to the resale of the shares held by it. The Selling Stockholder will bear all commissions and markdowns, if any, attributable to its sale of shares of our common stock. See “Plan of Distribution.”

Our common stock is listed on the NYSE American under the symbol “AMZE.” On February [__], 2026, the last reported sales price of our common stock on the NYSE American was $[__] per share.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [__] , 2026

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ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholder has authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus includes market data and industry forecasts that are based on independent third-party sources, including industry publications, reports by market research firms, and surveys, as well as other information based on management’s estimates and calculations. While we believe the industry and market data included in this prospectus are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

This prospectus contains references to trademarks, service marks and trade names of Amaze and Fresh Vine, including their respective names and logos. Other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners.

Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “Amaze,” “we,” “us,” and “our” refer to Amaze Holdings, Inc. (formerly known as Fresh Vine Wine, Inc.) and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus and does not contain all of the information that should be considered in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “Amaze,” “we,” “us,” and “our” refer to Amaze Holdings, Inc. (formerly known as Fresh Vine Wine, Inc.) and its subsidiaries.

Overview

Our business is currently organized in two reporting segments: E-commerce/Subscriptions and Wine Products.

The E-Commerce/Subscriptions segment operates a creator-focused, end-to-end commerce platform designed to streamline product sales, subscription offerings, and digital content delivery. Our tools support a diverse range of creators—from independent digital entrepreneurs to small businesses—by integrating storefront customization, payment processing, merchandising, and performance analytics.

We operate on an asset-light model, leveraging third-party resources, including custom and on-demand production facilities. This operational approach mitigates many risks associated with launching new brands, such as excess inventory and delays in product availability. By sourcing products from a network of geographically diverse suppliers, we reduce reliance on any single vendor and enhance the availability and flexibility of product inputs. We believe this is particularly crucial in today’s market, where there is a growing demand for local, just-in-time manufacturing solutions.

The Wine Product’s segment includes the sale of “Fresh Vine” wines across the United States and Puerto Rico through wholesale and direct-to-consumer (DTC) channels. Amaze’s core wine offerings are priced strategically to appeal to mass markets and sell at a list price between $15 and $25 per bottle.

Committed Equity Financing

On May 6, 2025, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which we, subject to the limitations and satisfaction of the conditions in the Purchase Agreement, have the right, but not the obligation, to sell to the Selling Stockholder, and the Selling Stockholder is obligated to purchase, up to the lesser of (i) $35 million of newly issued shares (the “Purchase Shares”) of our common stock, and (ii) the Exchange Cap (as defined below), during the term of the Purchase Agreement. As of February 6, 2026, we entered into an amendment to the Purchase Agreement to reduce the available amount and aggregate gross proceeds we may receive from the Selling Stockholder from $35 million to $25 million, excluding sales we made to the Selling Stockholder in 2025. Except as described herein, the terms of the Purchase Agreement remain unchanged and in effect and, unless otherwise specified, references to the “Purchase Agreement” shall mean the Purchase Agreement as amended.

Beginning on the date (the “Commencement Date”) that all of the applicable conditions under the Purchase Agreement are satisfied, and ending on February 6, 2029 (the “Term”), we will have the right, in our sole discretion, to cause the Selling Stockholder to purchase shares of common stock from time to time by timely delivering a written notice to the Selling Stockholder.

The timing and volume of sales of common stock by us to the Selling Stockholder during the Term will be subject to the Company’s sole discretion. Actual sales of shares of common stock to the Selling Stockholder will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations.

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During the Term, on any business day on which the previous business day’s closing sale price of the common stock is not less than $0.20 (the “Purchase Date”), we may direct the Selling Stockholder to purchase a specified number of shares of common stock (a “Fixed Purchase”) not to exceed $500,000 under any single Fixed Purchase, at a purchase price equal to the lesser of 95% of (i) the daily volume weighted average price (the “VWAP”) of the common stock for the five business days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the lowest sales price of a share of common stock on the business day immediately prior to such applicable Purchase Date.

In addition, during the Term, on any business day on which the previous business day’s closing sale price of the common stock is not less than $0.20 and such business day is also the Purchase Date for a Fixed Purchase of a number of shares of common stock not less than the applicable Fixed Purchase Share Limit (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), we may also direct the Selling Stockholder to purchase an additional number of shares of common stock in an amount up to the applicable VWAP Purchase Share Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of (i) 95% of the closing price of a share of common stock on the business day immediately prior to such applicable VWAP Purchase Date and (ii) 95% of the lowest sale price of the common stock for the period beginning at the VWAP Purchase Commencement Time (as defined in the Purchase Agreement) and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement).

There is no upper limit on the price per share that the Selling Stockholder must pay for shares of common stock. Except for certain exempt issuances, if we sell any securities within three business days after a Purchase Date or VWAP Purchase Date at a price per share (the “New Issuance Price”) less than the price to be paid by the Selling Stockholder in the Fixed Purchase or VWAP Purchase, then the purchase price for such applicable Fixed Purchase or VWAP Purchase will be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

Under applicable NYSE American rules, we may not issue to the Selling Stockholder more than 19.99% of the total number of shares of Common Stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval of the issuance of such additional shares or (ii) the price paid for shares of common stock issued under the Purchase Agreement is equal to or greater than the applicable Base Price, which is the closing sale price of a share of common stock on the NYSE American immediately prior to our timely delivery of a written notice to the Selling Stockholder for a Fixed Purchase or a VWAP Purchase relating to such shares. On June 12, 2025, we obtained stockholder approval to issue shares to the Selling Stockholder in excess of the Exchange Cap.

Moreover, we may not issue or sell any shares of common stock to the Selling Stockholder under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the Selling Stockholder beneficially owning more than 4.99% of the outstanding shares of common stock (or 9.99% at the election of the Selling Stockholder upon at least 61 days’ prior notice to us).

The net proceeds from sales of common stock by us to the Selling Stockholder under the Purchase Agreement will depend on the frequency and prices at which we sell shares of common stock to the Selling Stockholder. We expect to use any net proceeds from such sales for working capital and other general corporate purposes.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, upon one business days’ notice, at no cost or penalty. The Purchase Agreement will automatically terminate, among other reasons, (i) on the date on which the Selling Stockholder has purchased under the Purchase Agreement the greater of $25,000,000 of common stock or an amount of shares of common stock constituting the Exchange Cap, (ii) on February 6, 2029 if $25,000,000 of common stock is not purchased in accordance with the Purchase Agreement by that date, and (iii) if bankruptcy proceedings are commenced by or against us that are not discharged within 90 days, a custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of our creditors.

As consideration for the Selling Stockholder’s execution and delivery of the Purchase Agreement, we issued to the Selling Stockholder (i) 23,631 shares of common stock upon the execution of the Purchase Agreement and (ii) agreed to issue it additional shares as we sell the Purchase Shares after the date of the Purchase Agreement, including a number of shares of common stock equal to $187,500, issuable on a pro rata basis simultaneously with the delivery of any shares of common stock purchased under the Purchase Agreement (the “Commitment Shares”). Including the initial 23,631 shares, we issued the Selling Stockholder a total of 119,775 Commitment Shares in 2025. If we issue the Commitment Shares at the floor price of $0.20 (the “Floor Price”), we may issue the Selling Stockholder an additional 375,000 Commitment Shares

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There are substantial risks to our stockholders as a result of the sale and issuance of common stock to the Selling Stockholder under the Purchase Agreement. These risks include substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See “Risk Factors.” The sale of our common stock to the Selling Stockholder under the Purchase Agreement will dilute the economic and voting interests of our existing stockholders as a result of any such sale. Although the number of shares of common stock that our other stockholders own will not decrease, the shares owned by our other stockholders will represent a smaller percentage of our total outstanding shares after any such sale to the Selling Stockholder under the Purchase Agreement.

Reverse Stock Split

We effected a 1-for-23 reverse stock split of the outstanding shares of common stock effective June 12, 2025. All share and per share information in this prospectus are presented after giving effect to the reverse stock split, unless otherwise indicated and except for the audited financial statements.

Summary Risk Factors

Our business is subject to a number of risks and uncertainties, including those described in the section titled “Risk Factors” immediately following the Prospectus Summary. Some of the principal risks include the following:

●	We have a history of losses from operations and there are no assurances we will report profitable operations in future periods or continue as a going concern.

●	We will require additional capital to fund our operations and growth, and we may be unable to obtain financing on acceptable terms or at all.

●	Substantial indebtedness could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations and prevent us from fulfilling our obligations under our indebtedness.

●	We face intense competition and may not be able to compete effectively.

●	Our revenue growth rate and financial performance have fluctuated, which makes it difficult to predict the future success of our business operations.

●	Our future success depends on the continuing efforts of our management and key employees, and on our ability to attract and retain highly skilled personnel and senior management.

●	Our business is subject to many U.S. and international laws and regulations, and increased regulation could adversely affect our business and results of operations.

●	We operate in a highly competitive market with an increasing number of products and market participants that could materially and adversely affect our business, results of operations and financial results.

●	We may be subject to litigation which could result in significant costs and liabilities and have a material adverse effect on our business operations.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation. Also, as an emerging growth company, we are only required to present two years of audited financial statements in our periodic reports.

In addition, the JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

We may take advantage of these exemptions until the earlier of the five year anniversary of the completion of our initial public offering or such time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual gross revenues as of the end of our fiscal year, we have more than $700.0 million in market value of our common stock held by non-affiliates as of the end of our second fiscal quarter or we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some or all of these reduced disclosure obligations.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenue exceeds $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Company Information

We were initially organized on May 8, 2019 as a Texas limited liability company under the name “Fresh Grapes, LLC.” In connection with our initial public offering, on December 8, 2021, we converted from a Texas limited liability company into a Nevada corporation and changed our name from Fresh Grapes, LLC to Fresh Vine Wine, Inc. On March 7, 2025, we acquired Amaze Software, Inc., a Delaware corporation (“Amaze Software”) pursuant to the Amended and Restated Agreement and Plan of Merger dated March 7, 2025 (the “Merger Agreement”), with Amaze Software becoming our wholly owned subsidiary. Effective March 24, 2025, we changed our name from Fresh Vine Wine, Inc. to Amaze Holdings, Inc. Our principal executive offices are located at 150 Paularino, Suite D-200, Costa Mesa, CA 92626, our telephone number is (855) 766-9463 and our website address is www.amaze.co. The information contained in or accessible through our website does not constitute part of this prospectus.

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THE OFFERING

Common stock offered by the Selling Stockholder	Up to 50,000,000 shares of common stock, consisting of up to (i) 49,625,000 Purchase Shares that we may elect in our sole discretion to issue and sell to the Selling Stockholder from time to time under the Purchase Agreement and (ii) 375,000 Commitment Shares.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholder. We may receive up to $25 million in aggregate gross proceeds from the Selling Stockholder under the Purchase Agreement in connection with sales of the shares of our common stock to the Selling Stockholder under the Purchase Agreement. We previously received $9,442,813 from sales to the Selling Stockholder in 2025. Assuming we sell 49,6250,000 Purchase Shares at the Floor Price, we will receive $9,925,000. However, the actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold. We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, products or assets; however, we do not have agreements or commitments for any material acquisitions or investments at this time.

NYSE American symbol	AMZE.

Risk factors	See “Risk Factors” on page 7 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to deciding whether to invest in our common stock, you should carefully consider the risk factors set forth below, together with the financial and other information contained in or incorporated by reference into this prospectus, as amended or supplemented by subsequently filed quarterly reports on Form 10-Q and Current Reports on Form 8-K. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition, results of operations, liquidity and cash flows. If any of the risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also see “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Committed Equity Financing

It is not possible to predict the actual number of shares of our common stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to our stockholders from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

Under the Purchase Agreement, the Selling Stockholder has committed to purchase from us up to the lesser of (a) $25 million of shares of our common stock and (b) 19.99% of the total number of shares of common stock outstanding as of the date of the Purchase Agreement, or the Exchange Cap, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement. The Exchange Cap does not apply because we obtained stockholder approval to issue additional shares of common stock on June 12, 2025. Accordingly, we have registered 50,000,000 shares for resale pursuant to this prospectus. We may receive $9,925,000 from the sale of the Purchase shares assuming we sell them at the Floor Price. If we receive stockholder approval to increase our authorized capital, we may register additional shares of common stock under a new registration statement.

We do not have the right to commence any sales of common stock to the Selling Stockholder under the Purchase Agreement until all of the conditions to our right to commence sales of common stock to the Selling Stockholder set forth in the Purchase Agreement have been satisfied (the “Commencement Date”). After the Commencement Date and through February ___, 2029, we will generally have the right to control the timing and amount of any sales of our common stock to the Selling Stockholder under the Purchase Agreement. Sales of our common stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the common stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement. Accordingly, we cannot guarantee the amount of proceeds we may obtain under the Purchase Agreement.

Because the purchase price per share to be paid by the Selling Stockholder for the common stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the time we make such election, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares of common stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement.

We are registering for resale an aggregate gross purchase price of up to $25 million of shares of our common stock under registration statement that includes this prospectus, which amount represents 49,625,000 shares of common stock based on the Floor Price. However, the actual number of shares of our common stock issuable will vary depending on the then current market price of our common stock sold to the Selling Stockholder and the number of shares of our common stock we ultimately elect to sell to the Selling Stockholder under the Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more than the 50 million shares of our common stock being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $25 million, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock under the Purchase Agreement. We cannot issue more than 50 million shares of common stock without receiving stockholder approval. We plan to seek such approval later in 2026 at our annual meeting of stockholders.

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Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business, results of operations and liquidity.

The Selling Stockholder will pay less than the then-prevailing market price for our common stock, which could cause the price of our common stock to decline.

The purchase price of our common stock to be sold to the Selling Stockholder under the Purchase Agreement is derived from the market price of our common stock on the NYSE American. Shares to be sold to the Selling Stockholder pursuant to the Purchase Agreement will be purchased at a discounted price.

For example, we may effect sales to the Selling Stockholder pursuant to a Fixed Purchase (as defined below) at a purchase price equal to 95% of the lesser of (i) the lowest sale price of a share of common stock on the business day immediately preceding the applicable Fixed Purchase Date (as defined below) and (ii) the daily volume weighted average price of the common stock for the five trading days immediately preceding the applicable Fixed Purchase Date. See “Committed Equity Financing” for more information.

As a result of this pricing structure, the Selling Stockholder may sell the shares they receive immediately after receipt of such shares, which could cause the price of our common stock to decrease.

Investors who buy shares of common stock from the Selling Stockholder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we have discretion (subject to the restrictions and satisfaction of the conditions in the Purchase Agreement) to vary the timing, price and number of shares of common stock we sell to the Selling Stockholder. If and when we elect to sell shares of common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The sale of a substantial number of shares of common stock in the public market could adversely affect the prevailing market price of our shares.

We are registering for resale an aggregate of up to $25 million of shares of common stock, together with additional Commitment Shares. Sales of a substantial number of our shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares. We cannot predict if and when the Selling Stockholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares or other equity or debt securities convertible into shares. Any such issuance could result in substantial dilution to our existing stockholders and could cause our share price to decline.

We may use proceeds from sales of our common stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of our common stock made pursuant to the Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. The failure by us to apply these funds effectively could harm our business, and the net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

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Risk Relating to our Limited Operating History, Financial Position and Need for Additional Capital

We have a limited operating history, which may make it difficult to evaluate our current business and future prospects and increase the risk of your investment.

We were formed in 2019 to produce low carb, low calorie premium wines in the United States. In March 2025, we acquired Amaze Software, an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. The history of operating and managing the businesses together is relatively short. The market for our platform is relatively new and evolving, which makes our business and future prospects difficult to evaluate. It is difficult to predict demand for our platform, buyer and seller retention and expansion rates, the size and growth rate of the market, the entry of competitive products, or the success of existing competitive products. We will continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks, uncertainties, or future revenue growth are incorrect, or if we do not address these risks successfully, our business, results of operations, prospects and financial condition would be materially harmed.

We have incurred significant losses, and anticipate that we will incur continued losses for the foreseeable future.

We have incurred significant net losses to date, and we expect that we will continue to incur net losses for the foreseeable future. We have incurred net losses in each period since our inception, including approximately $2.5 million and $10.6 million for the years ended December 31, 2024 and 2023, respectively. For the nine months ended September 30, 2025, we incurred a net loss of approximately $12.3 million.

We expect our expenses to increase in connection with our ongoing activities, particularly as we aim to invest in the development of our marketplaces, increase our marketing efforts and expand our operations. In addition to the expected costs to grow our business, we also expect to expand our operational, compliance, payments and financial infrastructure as well as incur significant additional legal, accounting and other expenses as a newly public company.

If we fail to increase our revenue to offset the increases in our operating expenses, we may not achieve or sustain profitability in the future. We will need to generate substantial additional revenue to achieve and then sustain profitability, and even if we achieve profitability, we cannot be sure that we will remain profitable for any period of time. We will require substantial additional capital to finance our operations and growth. If we are unable to raise capital when needed or on acceptable terms, then we may be forced to delay, reduce or eliminate our development and expansion efforts, which could have a material adverse effect on our business, growth prospects and financial condition.

As a result of our history of losses and negative cash flows from operations, there is substantial doubt about our ability to continue as a going concern.

Our history of operating losses and negative cash flows from operations raises substantial doubt about our ability to continue as a going concern. Our future viability as an ongoing business is dependent on our ability to generate cash from our operating activities or to raise additional capital to finance our operations.

If we are unable to raise additional capital as and when needed, our business, financial condition and results of operations will be materially and adversely affected, and we may be forced to delay our development and expansion efforts, limit our activities and reduce operating costs. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. The inclusion of a going concern explanatory paragraph by our independent registered public accounting firm, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price, and our ability to raise new capital, enter into contractual relationships with third parties and otherwise execute our business strategy.

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We may not be able to obtain additional capital to fund the operations and growth of our business.

We expect to require additional capital to fund our business operations and growth, and to respond to business opportunities, challenges, or unforeseen circumstances The failure to secure additional capital could have a material adverse effect on the continued development, expansion or growth of our business.

Accordingly, we will need to seek additional capital through a combination of private and public equity offerings, debt financings, and strategic partnerships and alliances. We may incur debt or issue equity securities ranking senior to our common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our common stock and be dilutive to existing stockholders. The inability to obtain financing in a timely basis or on favorable terms may make it more difficult for us to operate our business or implement our growth plans, and to respond to business opportunities, challenges, or unforeseen circumstances.

Our substantial indebtedness could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations and prevent us from fulfilling our obligations under our indebtedness.

We have incurred significant indebtedness, and may incur additional debt for operations and other reasons related to our overall growth strategy. As of February 6, 2026, we had notes payable and other indebtedness of approximately $6.3 million. As a result of our substantial indebtedness, a significant amount of our cash flows will be required to pay interest and principal on our outstanding indebtedness, and we may not generate sufficient cash flows from operations. The agreements governing a portion our notes payable contain restrictive covenants, including but not limited to, our ability to incur additional indebtedness, make certain payments and dispose of assets. Any additional debt, to the extent we are able to incur it, may further restrict the manner in which we conduct business and could impact our ability to implement elements of our strategy.

Our substantial indebtedness could have important consequences to you, including:

●	making it more difficult for us to satisfy our obligations under the notes payable and our other debt agreements, and if we fail to comply with these obligations, an event of default could result;
●	limiting our ability to obtain additional financing to fund future working capital, investments or acquisitions or other general corporate requirements;
●	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, investments or acquisitions and other general corporate purposes;
●	increasing our vulnerability to general adverse economic and market conditions, including inflation and rising interest rates;
●	limiting our flexibility in planning for and reacting to changes in the markets in which we compete and to changing business and economic conditions;
●	impairing our ability to obtain additional financing in the future; and
●	placing us at a disadvantage compared to other, less leveraged competitors and affecting our ability to compete.

General Business Risks

We rely on the experience and expertise of our senior management team, key technical employees and other highly skilled personnel and the failure to retain, motivate or integrate any of these individuals could have an adverse effect on our business, financial condition, results of operations and prospects.

Our success depends upon the continued service of our key management employees, as well as our ability to continue to attract and retain additional highly qualified personnel. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain and integrate highly skilled personnel for all areas of our organization. Each of our executive officers and key management, sales, marketing, technical and other employees could terminate their relationship with us at any time. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in retaining and motivating our existing employees. The loss of key management employees or other personnel might significantly delay or prevent the achievement of our business objectives and could harm our business and our relationships.

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We face significant competition for qualified personnel, including members of management. In particular, we face significant competition for talent from other e-commerce, technology and high-growth companies, which include both public and privately held companies. We may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our employee morale, productivity and retention and ability to execute on our business strategy effectively and efficiently could suffer, which may adversely affect our business, financial condition, results of operations and prospects.

We may experience operational and financial risks in connection with acquisitions.

We may selectively seek potential acquisition targets to add complementary companies, products or technologies. The identification of suitable acquisition targets can be difficult, time-consuming and costly. We may be unable to identify suitable targets for acquisition or make acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully complete the acquisition would depend on a variety of factors, including our ability to obtain financing on acceptable terms and requisite government approvals. In connection with future acquisitions, we could take certain actions that could adversely affect our business, including, among other things:

●	using a significant portion of our available cash and cash equivalents;
●	issuing equity securities, which would dilute current stockholders’ percentage ownership;
●	incurring substantial debt, which would further restrict our business and operations;
●	incurring or assuming contingent liabilities, known or unknown;
●	incurring large amortization expenses related to intangibles; and
●	incurring large accounting write-offs or impairments.

In addition, acquisitions involve inherent risks which, if realized, could adversely affect our business and results of operations, including those associated with:

●	integrating the operations, financial reporting, technologies and personnel of acquired companies, including establishing and maintaining a system of internal controls appropriate for a public company environment;
●	managing geographically dispersed operations;
●	the diversion of management’s attention from other business concerns;
●	the inherent risks in entering markets or lines of business in which we have either limited or no direct experience;
●	the potential loss of key employees, customers and strategic partners of acquired companies; and
●	the impact of laws and regulations relating to antitrust at the state, federal and international levels, which could significantly affect our ability to complete acquisitions and expand our business.

Goodwill impairment charges could negatively impact our net income and stockholders’ equity.

We have recorded goodwill as a result of our acquisition of Amaze Software. At September 30, 2025, we had over $97 million of goodwill on our balance sheet. Goodwill is not amortized, but rather, is tested for impairment at the reporting unit level. We have two reporting units consisting of E-Commerce/Subscriptions and Wine Products. Goodwill is required to be tested for impairment annually in accordance with generally accepted accounting principles and between annual tests if events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. There are numerous risks that may cause the fair value of a reporting unit to fall below its carrying amount, which could lead to the recognition of a goodwill impairment charge. These risks include:

●	adverse changes in macroeconomic conditions, the business climate, or the market for the entity’s products or services;
●	significant variances between actual and expected financial results;
●	negative or declining cash flows;
●	lowered expectations of future results;

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●	failure to realize anticipated synergies from acquisitions;
●	significant expense increases;
●	a more likely-than-not expectation of selling or disposing all, or a portion of, a reporting unit;
●	the loss of key personnel; and
●	an adverse action or assessment by a regulator.

Our goodwill impairment testing involves the use of estimates and the exercise of judgment, including judgments regarding expected future business performance and market conditions. Significant changes in our assessment of such factors, including the deterioration of market conditions, could affect our assessment of the fair value of one or more of our reporting units and could result in a goodwill impairment charge in a future period.

Because less than 10% of our revenues now come from wine sales, investors should not place too much emphasis upon this business.

For the nine months ended September 30, 2025, our wine business generated less than 10% of our revenues. We expect that this will continue. Accordingly investors should not place too much emphasis upon our wine business.

If we fail to comply with United States and foreign laws related to privacy, data security, and data protection, it could adversely affect our operating results and financial condition.

We, either directly or through our customers, collaborators, or end-users of our products, are or may become subject to a variety of laws and regulations regarding privacy, data protection, and data security. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. The application of these laws and regulations can arise from our e-commerce platform, social media activities, drone technology and applications, relationships with third parties and their operations, or from other activities we undertake now or that we may undertake in the future.

Outside the United States, an increasing number of laws, regulations, industry standards and other obligations govern privacy, data protection and security. The European Union’s General Data Protection Regulation (“EU GDPR”) and the United Kingdom’s General Data Protection Regulation (“UK GDPR”) impose strict requirements for processing personal data and include significant penalties for non-compliance, including fines of up to €20 million or 4% of total worldwide revenue, whichever is greater. Companies may also face temporary or definitive bans on data processing, other corrective actions, or private litigation brought by classes of data subjects or consumer protection organizations. We may also be subject to data protection and privacy regimes in other jurisdictions, including Brazil’s General Data Protection Law, China’s Personal Information Protection Law, Japan’s Act on the Protection of Personal Information, and Singapore’s Personal Data Protection Act.

In the United States, numerous federal, state, and local laws and regulations govern privacy and the collection, sharing, use, processing, disclosure, and protection of personal data. In June 2018, California enacted the California Consumer Privacy Act (the “CCPA”), which requires covered companies to provide California consumers with new disclosures and expands the rights afforded consumers regarding their data, with fines for noncompliance of up to $7,500 per violation. In September 2025, California amended the CCPA to (i) regulate technologies that replace or substantially replace human decisions, (ii) require comprehensive risk assessment reports that address specific processing activities that present a significant risk to a consumer’s privacy, and (iii) clarify when a cyber security audit must be conducted. Since the CCPA was enacted, at least 20 states—California, Colorado, Connecticut, Delaware, Indiana, Iowa, Kentucky, Maryland, Minnesota, Montana, Nebraska, New Hampshire, New Jersey, Oregon, Rhode Island, Tennessee, Texas, Utah and Virginia—have comprehensive data privacy laws in place or enacted comprehensive data privacy laws set to soon take effect. An additional seven states have enacted narrower privacy laws—Florida, Maine, Michigan, Nevada, New York, Vermont, Washington and Wisconsin. During the 2025 legislative cycle, at least eight states with existing privacy statutes expanded the scope of their privacy frameworks, including Colorado, Connecticut, Virginia, Utah, Texas, Oregon, Montana, and Kentucky. This patchwork approach to privacy legislation poses compliance and liability risks for companies with multistate operations, as proposed and enacted bills have similar rights but differ in implementation and enforcement.

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In June 2024, the American Privacy Rights Act of 2024 was introduced in the United States House of Representatives and was subsequently referred to the House Committee on Energy and Commerce but is not yet adopted. As of November 2025, the House Energy & Commerce Committee has convened a Privacy Working Group to solicit comments from stakeholders on the legislation. As introduced, this proposed legislation would establish requirements for how companies handle personal data by, among other things, limiting the collection, processing, and transfer of personal data, prohibiting companies from transferring individuals’ personal data without their affirmative express consent, establishing a right to access, correct, and delete personal data, requiring companies to provide individuals with a means to “opt out” of the transfer of non-sensitive covered data and the right to opt out of the use of their personal information for targeted advertising, requiring companies to implement security practices aimed at protecting personal data, and imposing enforcement actions and the possibility of civil proceedings for violations. Proposed federal legislation will likely continue to be debated and, at some point, may be enacted in some form. Governments are continuing to focus on privacy and data security, and it is possible that new privacy or data security laws will be passed or existing laws will be amended in a way that is material to our business.

We intend to strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy, data security, and data protection, as well as contractually mandated standards and/or industry standards adopted by industry groups. However, our limited resources may adversely affect our compliance efforts. Obligations related to privacy, data protection and security are quickly changing, becoming increasingly stringent, and creating regulatory uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf.

We may at times fail, or be perceived to have failed, in our efforts to comply with our privacy, data protection or security obligations. Moreover, despite our efforts, our personnel or third parties on whom we rely may fail, or be perceived to have failed, to comply with such obligations. Any failure or perceived failure by us, customers, or third-party vendors or end-users involved with our products to comply with our privacy or security policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personal data, could result in significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar events); litigation (including class-action claims); additional reporting requirements and/or oversight; bans on processing personal data; orders to destroy or not use personal data; and negative publicity. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; inability to process personal data or to operate in certain jurisdictions; interruptions or stoppages in our business operations or data collection; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations. Any significant change to applicable laws, regulations, or industry practices regarding the personal data of our employees, agents or customers could require us to modify our practices and may limit our ability to expand or sustain our salesforce or bring our products to market. The costs of compliance with, and other burdens imposed by, these laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, and changes to applicable laws and regulations in this area could subject us to additional regulation and oversight, any of which could significantly increase our operating costs and materially affect our operating results and financial condition.

Any failures of or damage to, attack on or unauthorized access to our information technology systems or facilities or disruptions to our continuous operations, including the systems, facilities or operations of third parties with which we do business, could result from cybersecurity attacks and could result in significant costs, reputational damage and limits on our ability to conduct our business activities.

As is the case with nearly every business, we rely on computers and computer networks, both public and private, to perform most of the actions required for us to do business, including internal and external communications, development of our software and IP, storage of our business and financial records, and deployment of our quantum computing application development solutions. Such computer systems are inherently susceptible to unintentional failures as well as various forms of cyber-attack, including denial of service attacks, ransomware attacks, email hacking and phishing, computer malware and viruses, and social engineering attacks. Like other companies, we may also be the subject of unauthorized access resulting from employee misconduct. These risks are potentially greater for us because the nature of our business provides an additional incentive for bad actors, including foreign nation states and domestic and foreign businesses, to attack our systems for the purpose of gaining information about generative AI, quantum computing and quantum algorithms, the development of which currently is a priority for many businesses and countries.

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Our Orquestra platform is built to be accessed through third-party public cloud providers such as AWS and Azure. These providers may also experience breaches and attacks to their products which may impact our systems. Data security breaches may also result from non-technical means, such as actions by an employee with access to our systems. While we and our third-party cloud providers have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, resulting in the unauthorized disclosure, modification, misuse, destruction, or loss of sensitive or confidential information.

Any of the previously identified or similar threats could cause a security incident or other interruption that could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information, or our technology systems, or those of the third parties upon whom we rely. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our platform or other software. If we (or a third party upon whom we rely) experience a security incident or are perceived to have experienced a security incident, we may experience adverse consequences such as government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information; litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms. Even though we do not control the security measures of third parties, we may be perceived or asserted to be responsible for any breach of such measures or suffer reputational harm even where we do not have recourse to the third party that caused the breach. In addition, any failure by our vendors to comply with applicable law or regulations could result in proceedings against us by governmental entities or others, with further financial, operational, and reputational damage.

The costs to respond to a security breach and/or to mitigate any security vulnerabilities that may be identified could be significant, our efforts to address these problems may not be successful, and these problems could result in unexpected interruptions, delays, cessation of service, and other harm to our business and our competitive position. Laws, regulations, government guidance, and industry standards and practices in the United States and elsewhere are rapidly evolving to combat these threats. We may face increased compliance burdens regarding such requirements from regulators and customers regarding our products and services and also incur additional costs for oversight and monitoring of security risks relating to our own services. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. In addition, our agreements with certain customers and partners may require us to notify them in the event of a security breach involving customer or partner data on our systems. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures, and require us to expend significant capital and other resources to respond to or alleviate problems caused by the actual or perceived security breach and may cause us to breach customer contracts.

Any actual or potential security breach of our software, our operational systems, our physical facilities, or the systems or facilities of our vendors, or the perception that one has occurred, could result in litigation with our customers or other relevant stakeholders. These proceedings could force us to spend money in defense or settlement, divert management’s time and attention, increase our costs of doing business, or adversely affect our reputation. We could be required to fundamentally change our business activities and practices or modify our software capabilities in response to a security breach or related regulatory actions or litigation, which could have an adverse effect on our business. If a security breach were to occur, and the confidentiality, integrity or availability of our data or the data of our partners or our customers was disrupted, we could incur significant liability, or our software, systems, or networks may be perceived as less desirable, which could negatively affect our business and damage our reputation.

We may not have adequate insurance coverage for security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney fees and other impacts that arise out of incidents or breaches. Depending on the facts and circumstances of such an incident, the damages, penalties and costs could be significant and may not be covered by insurance or could exceed our applicable insurance coverage limits. If the impacts of a security incident or breach, or the successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), it could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to all or part of any future claim or loss. Our risks are likely to increase as we grow our customer base, and store, transmit, and otherwise process increasingly large amounts of proprietary and sensitive data. There can be no assurance that we can successfully prevent such occurrences, which could damage our reputation and/or result in the theft of our important IP, either of which could damage our business prospects and future profitability.

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Our business could be adversely affected by economic downturns, inflation, natural disasters, public health crises, political crises, geopolitical events, or other macroeconomic conditions, which have in the past and may in the future negatively impact our business and financial performance.

 Macroeconomic conditions have and may continue to adversely affect our business. If general economic conditions deteriorate in the United States or other markets where we operate, consumer discretionary product spending may decline and demand for the goods and services available on our platforms may be reduced. This would cause our marketplace and services revenue to decline and adversely impact our business.

Global economic conditions have also generated pressure on consumer discretionary product spending. Consumer purchases of discretionary items, including the goods that we offer, generally decline during recessionary periods or periods of economic uncertainty, when disposable income is reduced or when there is a reduction in consumer confidence. Factors that could further affect consumers’ willingness to make discretionary purchases include, among others: high levels of unemployment; higher consumer debt levels; global geopolitical uncertainties; reductions in net worth, declines in asset values, disruptions to the banking industry, and related market and macroeconomic uncertainty; home foreclosures and reductions in home values; fluctuating interest rates, increased inflationary pressures and lack of credit availability; rising fuel and energy costs; rising commodity prices; and other general uncertainty regarding the overall future political and economic environment. It is difficult to predict how our business might be impacted by changing consumer spending patterns. In the event of a prolonged economic downturn or acute recession, significant inflation, or increased supply chain disruptions impacting our communities of sellers and the economy as a whole, consumer spending habits could be materially and adversely affected, as could our business, financial condition, operating results, and ability to execute and capitalize on our strategies.

If trends supporting self-employment, and the desire for supplemental income were to reverse, the number of sellers offering their goods in our marketplaces and the number of goods listed in our marketplaces could decline. In addition, currency exchange rates may directly and indirectly impact our business. If the U.S. dollar strengthens or weakens against foreign currencies, particularly if there is short-term volatility, our foreign currency denominated revenue, when translated into U.S. dollars, could fluctuate significantly. Currency exchange rates may also impact demand for cross-border purchases, which could impact revenue.

Any events causing significant disruption or distraction to the public or to our workforce, or impacting overall macroeconomic conditions, such as natural disasters and other adverse weather and climate conditions, public health crises, supply chain disruptions, political instability or crises, terrorist attacks, war, social unrest, or other unexpected events, could disrupt our operations, or the operations of one or more of our third-party service providers. These events may also impact buyer demand for discretionary goods, impact sellers’ ability to run their businesses on our marketplaces and ship their goods, and impact our ability to execute on our strategy, any of which could negatively impact our business and financial performance.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, SEC and NYSE rules, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

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Risks Related to Ownership of Our Common Stock

The issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plan or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our equity incentive plan. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock, including as a result of the exercise of any warrants to purchase shares of common stock, may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

Our failure to maintain continued compliance with the listing requirements of the NYSE American could result in the delisting of our common stock.

We are required to meet certain qualitative and financial tests to maintain the listing of our common stock on the NYSE American. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders. In addition to these objective standards, NYSE Regulation may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s common stock sells at what NYSE Regulation considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by NYSE Regulation; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE American in its opinion, inadvisable. If we do not maintain compliance with the continued listing requirements for the NYSE American within specified periods and subject to permitted extensions, our common stock may be recommended for delisting (subject to any appeal we would file).

On June 12, 2025, we effected a 1-for-23 reverse stock split of the outstanding shares of common stock. As of February 5, 2026, the closing price of our common stock was $0.34. Section 1003(f)(vi) of the NYSE American Company Guide provides that if a listed company has effectuated one or more reverse stock splits over the prior two years with a cumulative ratio of 200-for-1 or greater, the NYSE American will immediately commence suspension and delisting procedures and the company will not be eligible to follow the procedures set forth in Section 1009 of the NYSE American Company Guide. Because our previous reverse stock split was 1-for-23, if the price of our common stock fails to satisfy the NYSE American “low selling price” requirements, we would be limited to effectuating an additional reverse stock split of no greater than 1-for-8 to avoid triggering the suspension and delisting procedures.

If we are not in compliance with all continued listing standards, we will be subject to delisting proceedings. If NYSE American delists our common stock from its exchange, an investor would likely find it significantly more difficult to buy or sell our shares and to obtain accurate quotations, and the price of our stock could suffer a material decline. Additionally, delisting would impair our ability raise future capital through the sale of our shares.

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The price of our common stock has been and may in the future be volatile or may decline regardless of our operating performance, and you could lose all or part of your investment.

Our stock price has been and may continue to be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. The market price of our common stock may be influenced by many factors, including but not limited to:

●	additions or departures of key management personnel;
●	announcements of significant acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
●	our ability to effectively manage our growth;
●	our cash position;
●	actual or anticipated variations in quarterly operating results;
●	our failure to meet the estimates and projections of the investment community and securities analysts or that we may otherwise provide to the public;
●	changes in the market valuations of similar companies;
●	overall performance of the equity markets;
●	issuances of debt or equity securities;
●	sales of our securities by us or our stockholders in the future;
●	low trading volume of our securities;
●	changes in accounting practices;
●	ineffectiveness of our internal controls;
●	data breaches of our company, providers, or vendors;
●	regulatory or legal developments in the United States and other countries;
●	disputes or other developments relating to proprietary rights, including our ability to adequately protect our proprietary rights in our technologies;
●	significant lawsuits, including patent or stockholder litigation;
●	natural disasters, infectious diseases, conflict, including the ongoing military conflict between Russia and Ukraine and the related sanctions, conflicts in the Middle East, civil unrest, epidemics or pandemics, outbreaks, resurgences or major catastrophic events;
●	general political and economic conditions, including potential future disruptions in access to bank deposits or lending commitments due to bank failures; and
●	other events or factors, many of which are beyond our control.

As a result, you may not be able to sell your shares of our common stock at or above the price at which you purchased them. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. Because of the volatility of our stock price, we may become the target of securities litigation in the future. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, operating results or financial condition.

An active trading market for our common stock may not be sustained.

Although our common stock is listed on the NYSE American, there is a risk that an active trading market for our shares may not be sustained, which could put downward pressure on the market price of our common stock and thereby affect the ability of our stockholders to sell their shares. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Our management team has limited experience managing a public company.

Most members of our management team have limited to no experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage their new roles and responsibilities. As a public company, we are subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could have a material adverse effect on our business, financial condition and results of operations.

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We have identified material weaknesses in our internal control over financial reporting. If we fail to remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

In connection with the preparation of our Annual Report on Form 10-K for the year ended December 31, 2024, our management concluded that our disclosure controls and procedures and our internal control over financial reporting were not effective as of December 31, 2024 due to the existence of material weaknesses. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. These material weaknesses have continued since at least 2021 and continued to exist as of September 30, 2025. The material weaknesses identified included those related to the lack of segregation of duties, and the lack of controls related to accounting for sales refunds, gross vs. net presentation of revenues, cash account foreign currency transaction adjustments, accounts payable, and extinguishments of liabilities.

We retained Joel Krutz as our new Chief Financial Officer effective January 5, 2026. We intend to seek to address the control deficiencies in 2026, subject to available capital.

In the future, it is possible that additional material weaknesses may be identified that we may be unable to remedy before the requisite deadline for the financial reports. Our ability to comply with the annual internal control over financial reporting requirements will depend on the effectiveness of our financial reporting and relevant information systems and controls across our company. Any weaknesses or deficiencies or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our results of operations and cause us to fail to meet our financial reporting obligations or result in material misstatements in our consolidated financial statements, which could adversely affect our business and reduce our stock price.

If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness in our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We are an emerging growth company and a smaller reporting company and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and may remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the closing of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include, but are not limited to:

●	being permitted to present or incorporate only two years of audited financial statements in this prospectus;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●	not being required to comply with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements;
●	the ability to elect to defer compliance with new or revised accounting standards until such standards would apply to private companies;
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

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We have taken advantage of the reduced reporting burdens available to emerging growth companies and the information we provide to stockholders may be different than the information that is available with respect to other public companies that are not emerging growth companies. It is possible that this may cause investors to find our common stock less attractive. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be reduced or more volatile.

Even following the termination of our status as an emerging growth company, we may be able to take advantage of the reduced disclosure requirements applicable to “smaller reporting companies,” as that term is defined in Rule 12b-2 of the Exchange Act, and, in particular, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. To the extent that we are no longer eligible to use exemptions from various reporting requirements, we may be unable to realize our anticipated cost savings from these exemptions, which could have a material adverse impact on our operating results.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Furthermore, future debt or other financing arrangements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of their stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including among others, statements regarding our expectations regarding revenues, expenses and needs for additional capital, our market opportunity and anticipated trends in our business and the markets in which we operate, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project,” “may,” “can,” “will,” “would,” “could,” “should,” “plan,” “potential,” “continue,” the negatives thereof and other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, the risks and uncertainties discussed under “Risk Factors” in this prospectus, as such risk factors may be updated or supplemented in our subsequent SEC filings.

The forward-looking statements contained in this prospectus and in the documents that we incorporate by reference in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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Moreover, we operate in an evolving environment. New risks and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties that may cause our actual results to differ materially from those projected in our forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus after we distribute this prospectus, whether as a result of any new information, future events, changed circumstances or otherwise. In 2025, we raised $[ ] from sale of common stock to the Selling Stockholder.

COMMITTED EQUITY FINANCING

Overview

On May 6, 2025, we entered into the Purchase Agreement with the Selling Stockholder. We entered into an amendment to the Purchase Agreement as of February 6, 2026 to reduce the available amount and aggregate gross proceeds we may receive from the Selling Stockholder from $35 million to $25 million (not counting shares we sold in 2025), clarify that Floor Price remains $0.20 and extend the term. Sales of our common stock to the Selling Stockholder under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our common stock and determinations by us regarding the use of proceeds from any sale of such common stock. The net proceeds to us from any sales we elect to make to the Selling Stockholder will depend on the frequency with, and prices at which we sell common stock to the Selling Stockholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use the net proceeds for working capital and other general corporate purposes. We cannot predict whether the net proceeds invested will yield a favorable return.

In accordance with our obligations under the Purchase Agreement and the Registration Rights Agreement, dated as of May 6, 2025, between us and the Selling Stockholder (the “Registration Rights Agreement”), we have filed a registration statement of which this prospectus forms a part in order to register the resale of up to: (i) 49,625,000 Purchase Shares that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time upon the terms and subject to the conditions and limitations of the Purchase Agreement, subject to applicable stock exchange rules (assuming the shares are sold at the Floor Price); and (ii) 375,000 Commitment Shares that may be issued to the Selling Stockholder as consideration for the Selling Stockholder’s execution and delivery of the Purchase Agreement.

Under applicable NYSE American rules, we may not issue to the Selling Stockholder more than 19.99% of the total number of shares of common stock outstanding immediately prior to the date of the Purchase Agreement, or the Exchange Cap, unless (i) we obtain prior stockholder approval for the issuance of such additional shares or (ii) the price paid for shares of common stock issued under the Purchase Agreement is equal to or greater than the applicable Base Price, which is the closing sale price of a share of our common stock on the NYSE American immediately prior to our timely delivery of a written notice to the Purchaser for a Fixed Purchase or a VWAP Purchase relating to such shares. On June 12, 2025, we obtained stockholder approval to issue shares to the Selling Stockholder in excess of the Exchange Cap.

In addition, the Selling Stockholder is not obligated to buy any common stock under the Purchase Agreement if such shares, when aggregated with all other common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning common stock in excess of 4.99% of the then-outstanding shares of common stock, or the Beneficial Ownership Limitation. The Selling Stockholder may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one days’ prior written notice to us. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operations.

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Purchase Agreement

Under the Purchase Agreement, we have the right, but not the obligation, to sell to the Selling Stockholder, and the Selling Stockholder is obligated to purchase, up to the lesser of (i) $25 million of newly issued shares (the “Purchase Shares”) of our common stock and (ii) the Exchange Cap, subject to the conditions and limitations set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. The Exchange Cap is not applicable because stockholders approved the issuance of shares of common stock in excess of the Exchange Cap on June 12, 2025. Accordingly, we have registered 50 million shares for issuance under the Purchase Agreement and resale pursuant to this prospectus, assuming that such shares of common stock are issued and sold at the Floor Price. Pursuant to the Purchase Agreement, our authorized capital may not exceed 50,000,000 shares of our common stock without having first obtained stockholder approval.

Beginning on the date (the “Commencement Date”) that all of the applicable conditions under the Purchase Agreement are satisfied, including the effectiveness of a resale registration statement covering the Selling Stockholder’s resale of common stock pursuant to the terms of the Purchase Agreement, and ending on February 6, 2029 (the “Term”), we will have the right, in our sole discretion, to cause the Selling Stockholder to purchase shares of common stock from time to time by timely delivering a written notice to Selling Stockholder.

Purchases of Shares of our Common Stock Under the Purchase Agreement

During the Term, on any business day on which the previous business day’s closing sale price of our common stock is not less than the Floor Price of $0.20 (the “Purchase Date”), we may direct the Selling Stockholder to purchase a specified number of shares of common stock (a “Fixed Purchase”) not to exceed $500,000 under any single Fixed Purchase, at a purchase price equal to the lesser of (i) 95% of the daily volume weighted average price (the “VWAP”) of our common stock for the five business days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) 95% of the lowest sales price of a share of our common stock on the business day immediately prior to such applicable Purchase Date.

In addition, during the Term, on any business day on which the previous business day’s closing sale price of our common stock is not less than $0.20 and such business day is also the Purchase Date for a Fixed Purchase of a number of shares of Common Stock not less than the applicable Fixed Purchase Share Limit (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), we may also direct the Selling Stockholder to purchase an additional number of shares of common stock in an amount up to the applicable VWAP Purchase Share Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of (i) 95% of the closing price of a share of our common stock on the business day immediately prior to such applicable VWAP Purchase Date and (ii) 95% of the lowest sale price of our common stock for the period beginning at the VWAP Purchase Commencement Time (as defined in the Purchase Agreement) and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement).

In no event may the aggregate amount of Purchase Shares submitted in any single or combination of VWAP Purchase notices on a particular date require a payment from the Selling Stockholder to us that exceeds $2,000,000, unless such limitation is waived by the Selling Stockholder.

Commitment Shares and Fees

As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we issued to the Selling Stockholder 119,775 shares of common stock in 2025 as Commitment Shares and may issue it up to an additional 375,000 Commitment Shares on a pro rata basis as we sell it Purchase Shares.

We have also paid the Selling Stockholder $25,000 in cash as reimbursement for the Selling Stockholder’s legal fees in connection with the preparation and negotiation of the Purchase Agreement.

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Conditions Precedent to Commencement

Our right to commence sales under the Purchase Agreement and the Selling Stockholder’s obligation to buy Purchase Shares are subject to the initial satisfaction, at the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include, among others, the following:

●	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;
●	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by us;
●	this prospectus being current and available for the resale of shares by the Selling Stockholder, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Exchange Act having been so filed;
●	trading in our common stock not having been suspended by the SEC or the NYSE American, and the common stock to be issued by us to the Selling Stockholder pursuant to the Purchase Agreement having been approved by the NYSE American;
●	no Suspension Event (as defined in the Purchase Agreement) shall have occurred; and
●	the receipt by the Selling Stockholder of a customary opinion of our legal counsel, as required under the Purchase Agreement.

Termination of the Purchase Agreement

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, upon one business days’ notice, at no cost or penalty. The Purchase Agreement will automatically terminate (i) on the date on which the Selling Stockholder has purchased under the Purchase Agreement the greater of $25 million of our common stock or an amount of shares of our common stock constituting the Exchange Cap, (ii) on February 6, 2029 if $25 million of our common stock is not purchased in accordance with the Purchase Agreement by that date, and (iii) if bankruptcy proceedings are commenced by or against us that are not discharged within 90 days, a custodian is appointed for our company or for all or substantially all of our property or we make a general assignment for the benefit of its creditors. In addition, if the Commencement Date has not occurred on or before the one-year anniversary of the signing of the Purchase Agreement due to the failure to satisfy the conditions precedent to commencement, we or the Selling Stockholder may terminate the Purchase Agreement at the close of business on such one year anniversary or thereafter.

No termination of the Purchase Agreement by us or by the Selling Stockholder will affect any of the respective rights and obligations under the Purchase Agreement with respect to any pending Purchase, and both we and the Selling Stockholder have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

Dilutive Issuances and Purchase Price Adjustment

Except for certain exempt issuances, if we sell any securities within three business days after a Purchase Date or VWAP Purchase Date at a price per share (the “New Issuance Price”) less than the price to be paid by the Selling Stockholder in the Fixed Purchase or VWAP Purchase, then the purchase price for such applicable Fixed Purchase or VWAP Purchase will be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

No Short-Selling or Hedging

The Selling Stockholder has agreed that neither it nor any of its agents, representatives and affiliates will in any manner enter into or effect, directly or indirectly, any (A) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (B) hedging transaction, which establishes a net short position with respect to the common stock, during the term of the Purchase Agreement.

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Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

The common stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion, until February 6, 2029. The resale by the Selling Stockholder of a significant quantity of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to the Selling Stockholder under the Purchase Agreement will be determined by us in our sole discretion, subject to the satisfaction of certain conditions in the Purchase Agreement, and will depend upon market conditions and other factors. We may ultimately decide to sell to the Selling Stockholder all, some or none of the common stock that may be available for us to sell to the Selling Stockholder under the Purchase Agreement.

If we elect to sell common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such common stock at any time or from time to time in its discretion and at different prices. As a result, investors who purchase common stock from the Selling Stockholder in this offering at different times will likely pay different prices for those shares of common stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the common stock they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of common stock to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of common stock or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the per share purchase price to be paid by the Selling Stockholder for the common stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the time we make such election, as of the date of this prospectus, it is not possible for us to predict the number of shares of common stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares of common stock, or the actual gross proceeds to be raised by us from those sales, if any. As of February 6, 2026, there were 35,645,683 shares of our common stock outstanding. If all of the 50,000,000 shares of our common stock offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of February 6, 2026, such shares would represent approximately 58.4% of the total number of shares of our common stock outstanding. The actual number of shares of our common stock issuable will vary depending on the then current market price of shares of our common stock sold to the Selling Stockholder in this offering.

The number of shares of common stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares of common stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement. The issuance of our shares of common stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as their percentage ownership of the Company decreases. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of common stock after any such issuance.

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The following table sets forth the amount of gross proceeds we may receive from the Selling Stockholder from our sale of shares of common stock (which are being registered for resale by the Selling Stockholder under the registration statement that includes this prospectus) to the Selling Stockholder as Purchase Shares under the Purchase Agreement at varying purchase prices designated below:

Assumed Purchase Price Per Share (1)		Total Number of Registered Purchase Shares to be Issued (2)	Percentage of Outstanding Common Stock After Giving Issuance to Purchase Shares (3)	Gross Proceeds from the Sale of Purchase Shares to Selling Stockholder (4)
$0.25		50,000,000	58.4%	$12,500,000

$0.30		50,000,000	58.4%	$15,000,000

$0.35	(5)	50,000,000	58.4%	$17,500,000

$0.50		50,000,000	58.4%	$25,000,000

$0.52		50,000,000	58.4%	$26,001,473

(1) The purchase prices assume a discount to the market price of our shares, in accordance with the terms of the Purchase Agreement.

(2) We are registering 50,000,000 shares of common stock under the registration statement that includes this prospectus. Additional shares that we may sell under the Purchase Agreement beyond this amount will require a separate registration statement.

(3) The denominator is based on 60,645,683 shares of our common stock outstanding as of February 5, 2026, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column which we would have issued to the Selling Stockholder based on the applicable assumed purchase price per share.

(4) We will not receive any proceeds from the issuance of any Commitment Shares.

USE OF PROCEEDS

All the shares of our common stock offered for resale pursuant to this prospectus will be sold by the Selling Stockholder in secondary market transactions. We will not receive any of the proceeds from the Selling Stockholder’s resale of such shares.

We may receive up to $25 million  in aggregate gross proceeds under the Purchase Agreement from any initial sales of newly issued shares we make to the Selling Stockholder pursuant to the Purchase Agreement, which are separate and distinct from the Selling Stockholder’s subsequent resales of such shares to the public. However, the actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold after the date of this prospectus.

We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, products or assets; however, we do not have agreements or commitments for any material acquisitions or investments at this time.

As of the date of this prospectus, we cannot predict with certainty all of the particular uses for any net proceeds we receive or the amounts that we may allocate to those uses. As a result, our management will retain broad discretion over the use and allocation of these net proceeds.

The Selling Stockholder will bear all fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear the costs, expenses and fees in connection with the registration of shares offered by the Selling Stockholder pursuant to this prospectus.

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DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant.

BUSINESS

Overview

On March 7, 2025, we completed the acquisition of Amaze Software, Inc. and its subsidiaries (“Amaze Software”). This marks a significant corporate transition and strategic pivot toward a platform-based digital commerce business focused on enabling creators and brands to monetize through direct audience engagement.

We operate in two segments: E-commerce/Subscriptions and Wine Products.

E-commerce/Subscriptions. The E-Commerce/Subscriptions segment operates a creator-focused, end-to-end commerce platform designed to streamline product sales, subscription offerings, and digital content delivery. Our tools support a diverse range of creators—from independent digital entrepreneurs to small businesses—by integrating storefront customization, payment processing, merchandising, and performance analytics.

Wine Products. We are a premier producer of low carb, low calorie, premium wines in the United States. We currently sell seven proprietary varietals: Cabernet Sauvignon, Pinot Noir, Chardonnay, Sauvignon Blanc, Rosé, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals are produced and bottled in Napa, California. Our wines are distributed across the United States and Puerto Rico through wholesale and direct-to-consumer (DTC) channels.

Amaze E-Commerce Business

We are an innovative software company dedicated to empowering creators by providing comprehensive software solutions and services that facilitate e-commerce, social commerce, and integrated commerce selling experiences.

Our software solutions can be accessed through our website at www.amaze.co and are seamlessly integrated with popular platforms such as YouTube, TikTok Shops, Twitch, Discord, OnlyFans, Linktree, and Beacons.io. These integrations enable users to activate their selling capabilities directly within their preferred social media environments, creating dynamic and engaging selling experiences. By leveraging global supply chain integrations with on-demand suppliers located in India, Australia, Mexico, the United States, and across Europe, we allow sellers to operate without the burden of inventory carrying costs or significant upfront business setup expenses.

In addition to facilitating the creation of initial selling experiences for creators, we offer a robust marketplace service through www.teespring.com, where creators can showcase and sell their products to a vast audience eager to purchase branded merchandise from millions of creators. This marketplace not only enhances visibility for creators but also provides a platform for them to monetize their unique offerings effectively.

Our pricing strategy is designed to be accessible, allowing new sellers to embark on their entrepreneurial journeys with no initial investment required. Creators can earn commissions on sales, enabling them to monetize their communities and gradually build their brands. We believe this positions us as an ideal launchpad for millions of creators seeking to diversify their revenue streams and establish a sustainable online presence.

Our marketing efforts are strategically focused on three core verticals. First, we target the Ideal Creator Profile (ICP), utilizing data analytics to identify creators with the highest potential for success on our platform. Second, we engage with the fans of these creators to drive awareness of new product launches and brand initiatives. Finally, we promote new products available for sale through the Amaze launcher, ensuring that creators have access to a diverse range of offerings that resonate with their audiences. Our marketing strategies are tailored to various verticals and demographics, taking into account factors such as platform, creator type, and geographic location.

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We operate on an asset-light model, leveraging third-party resources, including custom and on-demand production facilities. This operational approach mitigates many risks associated with launching new brands, such as excess inventory and delays in product availability. By sourcing products from a network of geographically diverse suppliers, we aim to reduce reliance on any single vendor and enhances the availability and flexibility of product inputs. We believe this is particularly crucial in today’s market, where there is a growing demand for local, just-in-time manufacturing solutions.

History of Amaze Software, Inc.

Amaze Software has evolved through a dynamic journey of innovation, strategic pivots, and leadership transformation that exemplifies our commitment to growth and impact within the creator economy and digital commerce ecosystems. The company was founded as Benchrank, Inc. in June 2011 and subsequently was renamed as Famous Industries, Inc. in November 2011. Initially, the company operated as a mobile-first advertising agency, focusing on helping Fortune 500 companies navigate the burgeoning mobile advertising space and accelerate their marketing initiatives in an increasingly digital world. Over a decade, significant investments of more than $65 million were dedicated to developing proprietary software and technology aimed at revolutionizing the mobile advertising landscape. In September 2021, Aaron Day joined as Chief Executive Officer of Amaze Software. Under Mr. Day’s leadership, the company rebranded to Amaze reflecting its new mission: empowering anyone to sell anything, anywhere with simple, scalable tools designed to bridge the worlds of creators and consumers.

Strategic Transformation and the Rise of the Creator Economy

As part of the company’s pivot, the focus shifted to leveraging its proprietary technology to embrace and serve the rapidly expanding creator economy—a trillion-dollar global market where individuals and businesses monetize their passion, creativity, and personal brands. Creators are central to modern commerce, leveraging platforms like YouTube, TikTok, Instagram, and others to sell merchandise, offer services, and build direct-to-consumer relationships. This evolving ecosystem requires intuitive tools that democratize entrepreneurship, and Amaze rose to the challenge by offering seamless solutions for creators to build, operate, and scale digital storefronts.

To accelerate this transformation, the Company executed two key strategic acquisitions:

First, in November 2022, Amaze Software, through its wholly owned subsidiary Amaze Holding Company LLC, acquired certain assets of Teespring Inc., a pioneer in the print-on-demand and creator merchandise space, that were rebranded as Spring by Amaze (“Spring”), a platform that empowers creators to design, produce, and sell custom merchandise directly to their audiences without needing complex logistics, inventory management, or upfront capital.

Alongside this, Amaze Software rebranded its core business-to-business (B2B) SaaS platform as Studio by Amaze (“Studio”), aimed at brands and entrepreneurs looking to create immersive and impactful ecommerce experiences. Together, Spring and Studio became our company’s two primary revenue-generating business arms, each positioned to serve complementary segments of the digital economy.

These foundational moves enabled us to create a diversified revenue base that supports both creators and businesses in the expanding ecommerce ecosystem.

Second, in May 2023, Amaze Software acquired Baxter Collective Limited. This acquisition expanded our company’s technology stack, allowing us to deepen our capabilities and streamline operational efficiencies. With this transaction, both Baxter Collective Limited and its U.S. subsidiary, Baxter Collective Inc., became wholly owned subsidiaries of Amaze Software.

Additionally, Amaze Software maintains two other wholly owned subsidiaries: Famous Industries Pty. Ltd., an Australian entity initially formed to facilitate the employment of key talent and support international operations, and Amaze Creator Content Company LLC, formed in Delaware to support potential creator-focused acquisitions and continued strategic growth within the creator economy.

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Innovating with the Teespring Marketplace

Continuing to build on its commitment to empowering creators, in December 2024 Amaze Software re-launched the www.teespring.com marketplace (“Teespring Marketplace”). This platform introduced an entirely new avenue of revenue generation for us while offering creators increased exposure in the competitive ecommerce ecosystem. Unlike individual storefronts, which rely on direct creator promotion, the Teespring Marketplace aggregates offerings into a single destination where consumers can discover, explore, and purchase products from multiple creators.

The marketplace bolsters our value proposition for creators by providing access to a larger, more diverse buyer base while simplifying the purchasing process for consumers. We believe this new initiative not only enhances monetization opportunities for creators but also establishes a competitive edge for us in the rapidly evolving creator commerce space. Creators without existing storefronts can now seamlessly showcase and sell their merchandise, and consumers benefit from the discovery of unique creator-focused goods in one centralized digital marketplace.

Seasoned Leadership Team

Our leadership team brings expertise across technology, finance, operations, marketing, and the evolving creator content ecosystem.

Employees & Facilities

We are committed to fostering a diverse, inclusive, and engaged workforce that is integral to our success in the creator content ecosystem and digital commerce space. As of May 31, 2025, Amaze Software employs 37 full-time employees and engages approximately 54 independent contractors. Our workforce spans the globe, offering a mix of remote and in-office work flexibility to accommodate varying needs and ensure alignment with both operational demands and employee preferences.

We lease office locations in Costa Mesa, California, and Newport, Kentucky, where regionally based employees have the option to work in-person as needed. For our remote employees, we provide the flexibility to work from agreed-upon locations that best suit their productivity and lifestyle needs. By supporting hybrid and remote work arrangements, we aim to foster a culture of adaptability, inclusivity, and high performance.

Culture and Employee Development

By prioritizing and promoting a culture of inclusivity, collaboration, and professional growth, we believe we are able to better ensure that our workforce remains engaged, productive, and aligned with our long-term objectives. We also emphasize leadership development through structured human resource tools and training tailored for newly promoted managers. These programs are designed to enhance leadership skills, instill confidence, and equip managers with resources needed to excel in people management.

We recognize the importance of employee well-being, work-life balance, and mental health, as these factors are critical to sustaining a productive and happy workforce.

Training & Compliance

As part of our commitment to maintaining a safe, respectful, and compliant workplace, all employees are required to complete mandatory annual training programs that reflect evolving business and legal needs across all regions where we operate.

These programs are integral to fostering a workplace culture that prioritizes inclusivity, employee safety, and operational integrity.

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Strategy

We are committed to a strategic framework that aligns with our mission: “To empower anyone to sell anything, anywhere with simple tools that connect.” Our approach is centered around three key product development strategies: Anyone, Anything, and Anywhere.

Anyone

Our primary objective is to simplify the online selling process, making it as effortless as online purchasing. We aim to empower individuals of all skill levels—whether they are content creators, entrepreneurs, solopreneurs, or business owners—to create products, build brands, and sell online. As of 2024, over 450 million individuals identify as creators according to industry reports, and the Company’s goal is to provide them with the tools necessary to monetize their content effectively.

To achieve this, we intend to make substantial investments in creator acquisition and enhancing the overall creator experience. Our platform features user-friendly, full-service software that enables creators to design and sell products while seamlessly integrating their stores with social media accounts to reach their audiences. Our comprehensive software solutions manage billing, shipping, and analytics, allowing creators to focus on what they do best: creating and engaging with their fans.

In addition to enhancing our proprietary software, we intend to actively pursue strategic partnerships with leading design software companies, such as Adobe, to streamline the product design and branding processes for our creators. As the online community continues to grow, Amaze is positioned to serve as the commerce engine that fuels their growth and brand development.

Anything

We recognize that creators have diverse monetization avenues, primarily through (i) selling digital content, (ii) selling physical products and merchandise, and (iii) promoting products from other brands. Our strategy focuses on enhancing the first two avenues by expanding the range of products available for sale on our platform.

We have established a robust global supply chain capable of producing a wide variety of products on demand, enabling creators to sell at scale through the Amaze commerce platform. Our offerings range from t-shirts and mugs to keychains and posters, with integrations in countries including India, Australia, Mexico, the United States, and across Europe, facilitating production and shipping to over 100 countries.

To further enhance brand-building opportunities for creators, we offer custom product solutions that cater to unique needs beyond standard inventory. In October 2024, we announced a strategic partnership with Pietra Studios, granting our creators access to a network of approximately 50,000 custom manufacturers. This collaboration streamlines the production and shipping of bespoke items, significantly improving the experience for creators seeking to offer unique products to their customers.

Looking ahead, we intend to focus on expanding the “Anything” component of our offerings by continuing our global expansion and integrating third-party brands into our platform. We are also exploring technology innovations that will enable creators to resell third-party products through their Amaze stores, alongside pursuing synergistic acquisitions to enhance our product portfolio.

Anywhere

We have developed integrations with popular platforms such as YouTube, TikTok, Twitch, Discord, Linktree, Beacons, and OnlyFans, allowing creators’ fans to access their Amaze stores directly from their content pages. This integrated commerce experience is consistent across multiple platforms, facilitated by our Store Drop technology, which enables sellers to create a unified ecommerce experience that connects with their audience within their communities.

The relaunch of the Teespring Marketplace in December 2024 further expands the concept of “Anywhere” by enhancing visibility and exposure for creators, buyers, and Amaze. For the first time on the Amaze platform, a single webpage provides buyers and followers access to multiple creator offerings and sales listings simultaneously. This flexibility allows creators to experiment with e-commerce by posting sales listings on the marketplace, enabling them to gauge interest before committing to a dedicated personal store linked to their online presence.

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As our business continues to scale, we intend to explore new opportunities for creators to sell in brick-and-mortar retail venues, at live events, and in additional locations worldwide. These initiatives will drive our growth and enhance our value proposition for millions of sellers globally.

Trends in Market Demand and Competitive Conditions

The creator economy is experiencing unprecedented growth, with projections indicating that social commerce, live shopping, and integrated commerce will expand from an estimated $450 billion global market in 2025 to a multi-trillion dollar market by 2027 based on Goldman Sachs, eMarketer and other industry standard reports and research firms. This rapid expansion is driven by the increasing number of individuals identifying as creators—estimated at over 450 million globally—who are leveraging digital platforms to monetize their content and engage with audiences. Major global platforms such as YouTube, Google, Meta, X (formerly Twitter), LinkedIn, TikTok, and Snap are increasingly competing with traditional e-commerce giants like Amazon and eBay, reshaping the landscape of online commerce.

We operate within this dynamic and highly competitive environment, with Shopify being our most significant rival in the Studio and Spring segments. Shopify boasts over one million seller stores and has achieved substantial global scale. In contrast, our smaller regional competitors, such as Spread Shop in Europe, FourthWall in the United States, and Café 24 in South Korea, operate more like technology agencies than comprehensive technology platforms. While these competitors may attract clients from us, our robust top-of-funnel strategies enable us to onboard millions of new creators annually, maintaining a strong growth trajectory.

In the Teespring Marketplace, the competitive landscape is highly fragmented, with primary competitors including Etsy, Redbubble, Zazzle, Spreadshirt, and Teepublic. As we expand this business line, we anticipate shifts in the competitive dynamics, necessitating ongoing innovation and adaptation.

Currently, we sell products in over 100 countries through a network of global suppliers located in India, Australia, Mexico, the United States, and Europe. However, we have only begun to tap into the vast potential of the global market. Notably, China represents the largest market for social and live stream commerce, with trillions of dollars in sales occurring through similar channels. While we have not yet penetrated the Chinese market, we are making significant strides in other international markets. Since the relaunch of Amaze Software in 2021, we have grown to over 14 million users who have designed products, created selling experiences, and integrated their stores into various social platforms and live streaming content. The Company’s records indicate over 1.8 billion unique visitors to Amaze creators’ stores since 2021, underscoring the platform’s reach and engagement.

Amaze Competitive Strengths and Technology Differentiators

Amaze differentiates itself from competitors through several key strengths and technological advantages. Our platform not only provides front-end software that enables creators to start selling but also features a privately built network of integrated suppliers. This infrastructure allows us to offer highly competitive pricing to millions of creators, streamlining the selling process.

The Company’s platform is designed to be simple and cost-effective for creators. Creators can create a design and post it for sale, while the Company manages all logistics, ensuring that the proceeds from sales are deposited directly into the creator’s bank account. This user experience contrasts sharply with our largest competitor, which operates on an app store model that requires creators to engage with multiple third-party companies to complete their product offerings. While we collaborate with third-party partners for payment processing, our creators do not need to integrate any third-party software, download additional applications, or manage relationships with external vendors. We handle all backend operations, allowing us to align our success with that of our creators—our revenue is primarily generated when our creators succeed.

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Amaze Creator Acquisition, Retention, and Expansion

We have cultivated a vibrant community of millions of creators on our platform, adding thousands of new creators daily from diverse global markets. Creator activity varies widely, with some launching products infrequently while others introduce new offerings daily. Creators on the Amaze platform may deactivate their accounts at any time by contacting us, and we will process such requests within a reasonable timeframe. This approach supports customer retention and re-engagement efforts. Even if a creator temporarily halts product launches, their store remains active and discoverable, continuing to attract fan traffic. If a fan makes a purchase, the creator can access their profits at any time.

We acquire creators through various channels, including integrations with social media platforms, link-in-bio tools, referrals, organic traffic, and targeted paid media campaigns. This multifaceted approach ensures a steady influx of new creators, reinforcing our position in the rapidly evolving creator economy.

Our Platform & Operations

We operate the website www.amaze.co, which serves as the primary platform for our two flagship products: Studio by Amaze (“Studio”) and Spring by Amaze (“Spring”).

Studio by Amaze

Studio is our proprietary design platform that empowers creators to craft visually appealing designs for their merchandise, encompassing everything from logos and branding to custom artwork. Through our strategic partnership and integration with Adobe, creators gain access to the advanced design capabilities of Adobe Creative Cloud, complementing the powerful native design tools available within the Studio platform. Once creators finalize their designs using Studio, these creations seamlessly populate their Spring storefronts, facilitating a unique and engaging selling experience for their fans.

Spring by Amaze

Spring is our proprietary e-commerce platform that enables creators to establish custom storefronts that authentically represent their brands. Each storefront showcases the products and designs created in Studio, allowing creators to sell directly to their audience. Our platform integrates with popular social media sites, creating a cohesive commerce experience across multiple platforms through our Store Drop technology. This integration allows sellers to build a unified e-commerce presence, connecting with their fans within their communities.

Teespring Marketplace

The Teespring Marketplace is the latest addition to the Amaze ecosystem, providing a centralized location where buyers and fans can access merchandise from a diverse array of creators. Products listed on Spring stores can also be featured on the Marketplace, while creators have the flexibility to post individual items for sale without the necessity of a Spring store. This innovative approach enhances visibility and exposure for creators, driving acquisition and engagement.

Technology Infrastructure

Our core technology is hosted in the cloud on Amazon Web Services (AWS), ensuring scalability, reliability, and security. Our operations are supported by dedicated in-house engineering and operations teams with extensive experience in managing and optimizing our platforms.

The technology stack that underpins the Amaze platforms is entirely owned by us and was developed using a combination of Ruby on Rails, TypeScript, JavaScript, and Node.js. Each of these technologies plays a critical role in our platform’s functionality:

●	Ruby on Rails: Known for its convention-over-configuration philosophy, Ruby on Rails accelerates development through its extensive libraries, built-in tools, and efficient code reuse. This framework is particularly well-suited for rapid prototyping and the development of minimum viable products (MVPs).

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●	TypeScript: Enhancing JavaScript, TypeScript introduces static typing, which improves code readability, reduces errors, and facilitates collaboration in large-scale projects. This leads to more maintainable and robust codebases.
●	JavaScript: As the backbone of web development, JavaScript ensures dynamic and interactive user experiences across various browsers and platforms, enabling rich client-side functionality.
●	Node.js: Extending JavaScript’s capabilities to the server side, Node.js supports event-driven, non-blocking architectures, making it ideal for real-time applications and high-performance APIs.

Together, these technologies create a powerful ecosystem for building end-to-end solutions that prioritize speed, maintainability, and scalability. The Amaze technology stack provides a robust, flexible, and scalable foundation for modern software development, enabling us to continuously innovate and enhance our offerings in the creator economy.

We are committed to providing a comprehensive platform that empowers creators to succeed in the evolving digital landscape. Our commitment to leveraging advanced technology and fostering an integrated commerce experience positions us as a leader in the creator content ecosystem, driving growth and value for our users and stakeholders.

Revenue Model

Our core customers are the creators—individuals or entities that produce visual content intended for consumption or sharing across online, social, news, or other digital platforms. Our mission is to connect these creators with their fans, businesses with customers, and content engines with consumers, thereby facilitating a vibrant ecosystem that empowers creativity and commerce.

Core Revenue Streams

We generate revenue through two primary streams:

1. Merchandise Creation and Sales

The first revenue stream arises from the creation and sale of merchandise by creators utilizing our Spring and Studio platforms. When creators design and sell products, we earn revenue through the wholesale prices charged for these products. Creators set the retail prices for their merchandise, and we pay out the difference between the retail and wholesale prices to the creators. This model ensures that every sale contributes to our revenue, aligning our success with that of our creators. This revenue stream constitutes the bulk of our income; however, it is subject to seasonal fluctuations, particularly with increased sales during the fourth quarter as holiday shopping intensifies.

2. Subscription Fees

The second revenue stream comes from subscription fees associated with listing products from Spring stores on the Teespring Marketplace and accessing premium features. Our Studio platform operates on a freemium model, where basic access is free, but creators must pay a subscription fee to unlock premium features. Similarly, while access to the Spring platform is free, certain premium functionalities, such as custom domain name registration, require a subscription. Creators who wish to cross-list their products on the Teespring Marketplace must also pay a subscription fee, with options for monthly or annual billing. Additionally, premium placement and advertising benefits on the Marketplace are available through subscription, further enhancing our revenue potential.

Intellectual Property

Proprietary Rights

We rely on a robust framework of intellectual property (IP) protections, including copyright, patent, trademark, and trade secret laws, as well as license and non-disclosure agreements, to establish and safeguard our proprietary rights. Our diversified portfolio includes approximately 10 issued patents in the United States and internationally, and we are committed to pursuing additional patents in the future. The patents we hold generally maintain a term of twenty years from the date of filing, subject to payment of required maintenance fees and compliance with applicable patent office requirements. These patents primarily cover innovations related to our products and services.

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In addition to our patents, we have secured several trademarks and copyrights for various marks and products across multiple jurisdictions, including the United States, Australia, the European Union, Vietnam, the United Kingdom, India, and other regions. We actively take measures to protect our intellectual property from infringement; however, we acknowledge that effective copyright and trade secret protections may be limited in certain foreign markets. While the protection of our intellectual property is vital to our success, our overall business model is not significantly dependent on any single patent, copyright, trademark, or license.

As part of our customer, partner, and licensing agreements, we may provide indemnification to our counterparties in the event that licensed products infringe upon third-party intellectual property rights, subject to customary limitations on liability, including caps on indemnification amounts and exclusions for indirect or consequential damages. Our IP portfolio encompasses the design and development of computer hardware and software, as well as Platform as a Service (PaaS) offerings featuring software platforms for custom clothing design. Additionally, our patents support Software as a Service (SaaS) solutions that detect, log, review, analyze, monitor, and respond to unauthorized third-party uses of users’ intellectual property. Our IP is integral to our online retail store services, which feature a wide variety of consumer goods, including promotional merchandise and custom imprinted apparel.

We own three key software products: the SPRING social commerce platform for creators, the STUDIO digital page builder, and the TEESPRING MARKETPLACE e-commerce platform. These products are designed to empower creators within the burgeoning creator content ecosystem, enabling them to monetize their creativity and connect with their audiences effectively.

Given our reliance on third-party intellectual property, we may occasionally need to defend against claims that our customers’ use of our products infringes on these third-party rights. We license software and other intellectual property from third parties for inclusion in our products and platforms.

Domain Names

Our primary domain name is “amaze.co,” registered with Gandi SAS and listed as owned by Famous Industries, Inc. This domain was renewed and is currently registered through July 19, 2026. Recently, we acquired the domain name “amaze.com,” with the goal of migrating to the latter in lieu of amaze.co, as applicable. Additionally, we own thousands of domain names associated with each creator store on our platform, further enhancing our brand presence and accessibility in the digital marketplace.

Partner Agreements, Software Development, and Licensing Agreements

We typically license our intellectual property to customers under non-exclusive license agreements that restrict the use of our IP to specified purposes. In certain cases, our partners grant us limited, non-exclusive, non-transferable, revocable rights to use their IP as part of influencer campaigns. In other instances, there is a mutual grant of a non-exclusive, royalty-free, non-sublicensable, revocable, worldwide license to use, reproduce, publish, and print the names and logos provided by us and our partners to fulfill our contractual obligations.

In most of our software development agreements, we reserve the right to own all title, rights, and interests in all materials, software, and other works created by the developers. The developers typically grant us perpetual, irrevocable, worldwide, non-exclusive, sublicensable rights to exercise any rights necessary to support our use and exploitation of the developed software.

Regulatory Environment

As a company operating in the digital landscape, we are subject to a complex and evolving regulatory environment characterized by a growing number of local, national, and international laws and regulations. These laws can be intricate, often conflicting, and subject to rapid change, presenting significant challenges to our global operations. The regulatory framework governing our business encompasses various areas, including payment processing, consumer protection, data privacy, and e-commerce practices, all of which are critical to our success in the creator content ecosystem.

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Legal Framework and Compliance Challenges

We are subject to a multitude of regulations that govern our operations, including U.S. federal and state laws, European Union directives, and other national laws. These regulations address key areas such as:

●	Payment Processing: Laws governing how payments are processed, including anti-money laundering (AML) and know-your-customer (KYC) requirements, which are essential for maintaining the integrity of financial transactions.
●	Consumer Protection: Regulations that protect consumers from unfair and deceptive trade practices, ensuring transparency and fairness in our dealings with creators and customers.
●	Sales Tax Compliance: Laws that dictate when and how sales or other taxes must be collected, which can vary significantly by jurisdiction.
●	Defamation and Content Regulation: Laws related to defamation that apply to online content, which differ by country and can impact how creators engage with their audiences.

The increasing regulation of e-commerce worldwide poses additional compliance burdens and costs for both us and the creators who utilize our platforms. Non-compliance with these regulations could expose us to significant liabilities, including fines and legal actions. Furthermore, as we operate internationally, we must adhere to various laws associated with conducting business outside the United States, including anti-corruption and export control laws.

Privacy and Security Regulations

Given that we collect personal information from individuals, we are subject to a range of data privacy and security regulations. These include, but are not limited to:

●	U.S. State Privacy Laws: Various state laws that govern the collection, use, and protection of personal information.
●	General Data Protection Regulation (GDPR): A comprehensive European regulation that sets stringent requirements for data protection and privacy.
●	California Consumer Privacy Act (CCPA): A state law that enhances privacy rights and consumer protection for residents of California.

In response to these regulations, we have implemented a robust framework of technological safeguards, processes, and contractual provisions to ensure compliance. Our global privacy policy outlines our commitment to handling personal information responsibly, and we conduct regular training for our employees to ensure they understand and comply with applicable privacy laws. Additionally, we engage a third-party specialist to evaluate our systems and ensure compliance with relevant regulations.

Cybersecurity and Data Protection

We employ a comprehensive array of data security technologies, processes, and methods to protect our systems and sensitive information from unauthorized access. Our cybersecurity framework is built on industry best practices and relevant legal requirements, including:

●	Identity and Access Management: We implement multifactor authentication and strict access controls to safeguard sensitive data.
●	Security Information and Event Management (SIEM): We utilize advanced tools to monitor and respond to potential security threats in real-time.
●	Integrated Information Security Framework: Our framework includes policies, standards, procedures, and documentation that guide our cybersecurity practices.

We classify information into four categories to apply appropriate controls and safeguards, ensuring that sensitive data is protected across all areas of our business, including cloud environments, data centers, and applications. Our cybersecurity program encompasses all aspects of our operations, including vendor management, disaster recovery, and business continuity planning.

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To further enhance our security posture, we collaborate with external cybersecurity experts and employ certified cybersecurity professionals who leverage a variety of third-party tools to secure our information infrastructure. We also provide training programs to our employees to help them recognize and mitigate risks associated with data security.

Commitment to Data Privacy and Consumer Rights

We recognize the importance of personal identifiable information (PII) in building customer trust. All PII collected is safeguarded using AES-256-bit encryption at the database level. We also implement multiple layers of SSL/TLS protection for data transmitted over the internet, securing information during its transfer.

In partnership with Stripe, a leader in payment processing, we have taken measures designed to ensure that sensitive financial information is protected throughout the transaction process. Our commitment to data privacy extends to empowering individuals with control over their personal information. Under GDPR, we uphold individuals’ rights to access, correct, and delete their data when applicable. Similarly, the CCPA grants California residents the right to know what personal data is collected, to whom it is sold, and the ability to opt out of the sale of their personal information.

Fostering Trust and Transparency

We are committed not only to meeting legal requirements but also to fostering trust and confidence with our customers by treating their personal information with the utmost care and respect. We strive to create a secure environment where individuals feel safe sharing their data, knowing that we are diligently working to protect their rights and privacy.

The regulatory environment in which Amaze operates is complex and continually evolving, particularly within the context of the creator content ecosystem. By proactively addressing regulatory challenges and implementing robust compliance measures, we position ourselves to navigate this landscape effectively. Our commitment to data privacy, cybersecurity, and consumer rights not only ensures compliance but also enhances our reputation as a trusted partner for creators and customers alike.

Wine Business

We are a premier producer of low carb, low calorie, premium wines in the United States. Founded in 2019, we bring an innovative “better-for-you” solution to the wine market. Offering bold, crisp, and creamy wines that embody health, warmth, and a deeper connection to wellness and an active lifestyle, we offer a unique and innovative collection of today’s most popular varietals. We currently sell seven proprietary varietals: Cabernet Sauvignon, Pinot Noir, Chardonnay, Sauvignon Blanc, Rosé, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals have been produced and bottled in Napa, California. In 2025, or wine sales were less than 10% of our total revenues.

Our Cabernet Sauvignon was awarded 92pt Gold Medal by The Tasting Panel Magazine, Double Gold Medal by 2023 Rodeo Uncorked! International Wine Competition and the Silver Medal by 2023 Sunset International Wine Competition.

Our Limited Napa Cabernet Sauvignon Reserve received 92pt by James Suckling.

Our Pinot Noir was awarded a Gold Medal by the 2023 San Francisco Chronicle Wine Competition, a 86 pt Silver Medal by 2023 Sommeliers Choice Awards, a Silver Medal by 2023 Rodeo Uncorked! International Wine Competition, Bronze by 2022 Sommeliers Choice Awards and Bronze Medal by TEXSOM Awards.

Our Rosé was awarded Silver Medal by Wine Enthusiast 2023, a Silver Medal by 2022 Sommeliers Choice Awards, a Bronze Medal by 2023 Rodeo Uncorked! International Wine Competition and Bronze Medal by the TEXSOM Awards.

Our Brut Rosé was awarded a 94pt Gold Medal by 2023 Sunset International Wine Competition and a 90pt Gold Medal by 2023 Sommeliers Choice Award.

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Our Sauvignon Blanc 2023 Wine Enthusiast “Best Buy” Award, a Silver Medal by 2023 Sommeliers Choice Award, and Silver Medal by 2023 Rodeo Uncorked! International Wine Competition.

Our Chardonnay was awarded 90pt by 2023 Sommeliers Choice Award.

Our wines are focused on the affordable luxury segment. Importantly, our wines stand out in the luxury wine market because they address the preferences of our target demographic of consumers with moderate to affluent income and with a desire to pursue a healthy and active lifestyle for a low-calorie, low-carb, gluten-free product, while concurrently delivering the quality and taste profile of a premium wine brand. This allows us to position our wines in the “better for you” segment that seeks to appeal to consumers’ emphasis on a healthy lifestyle. While we believe our product offerings have mass appeal among all consumers of affordable luxury wines, we have positioned the Company brand as a complement to the healthy and active lifestyles of younger generation wine consumers.

Our core wine offerings are priced strategically to appeal to mass markets and sell at a list price between $15 and $25 per bottle - price points that support a premium product strategy, appeal to mass markets, and allow us to offer significant value across all consumer distribution channels. Given the Company’s brand “better-for-you” appeal and overall product quality, we believe that it presents today’s consumers with a unique value proposition within this price category.

Our wines are distributed across the United States and Puerto Rico through wholesale and direct-to-consumer (DTC) channels. We are able to conduct wholesale distribution of our wines in several states. As of June 1, 2025, we hold relationships with wholesale distributors in 11 states. We are working with leading distributors, including Southern Glazer’s Wine & Spirits (SGWS), Johnson Brothers, and Republic National Distributing Company (RNDC), to continue and expand our presence across the contiguous United States.

Our DTC channel enables us to sell wine directly to the consumer at full retail prices. Although these prices are consistent with our suggested retail prices (SRPs), we incur two mark-ups of approximately 30% each for our distributor and retail partners when selling wine through our wholesale distribution channel, therefore directly reducing our revenue and margins. Because the DTC channel provides significantly higher margins than sales generated through wholesale distributors, we intend to further invest in DTC capabilities to ensure it remains an integral part of our business. We also believe continued investment in DTC technologies and capabilities are critical to maintaining an intimate relationship with our customers, which is becoming increasingly digital. In addition, we also sell through alternative DTC sales platforms, such as ecommerce marketplaces, product aggregators and virtual distributors, all of which have experienced significant recent growth, as well as sales through home delivery services.

We do not own or operate any vineyards. Instead of cultivating our own grapes, we have used Fior di Sole, a third-party supplier, to source grapes. This allows us to leverage our supplier’s broad network of vendor relationships and purchasing power to negotiate favorable cost structures. Because our supplier procures product inputs on our behalf, including bulk juice, we do not currently engage directly with grape growers (“growers”) or bulk distributors of juice (“bulk distributors”). As a result, we have limited front-end supply chain visibility. This is a strategy by design that we believe provides us with access to diversified growers and large distributors, which reduces our reliance upon any single vendor and mitigates our exposure to droughts, wildfires, spoilage, contamination and other supply side risks common to the wine industry.

Our supplier procures grapes and/or juice for our existing varietals from California. This juice is then stored in Napa until time of production, at which point it is made available for blending and bottling processes at our Napa Valley production and bottling facility. This is significant in that both blending and bottling must occur within Napa to be considered produced and bottled in Napa — a distinctive product attribute that adds significant production value to our brand in the eyes of consumers. However, wine produced by the Company will only be labelled with a Napa Valley appellation of origin if it is produced from grapes grown in the Napa Valley American Viticultural Area (AVA). The labels for the Company’s core wines identify California as the appellation of origin.

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Our asset-light operating model allows us to utilize third-party assets, which includes third party land and production facilities. This approach helps us mitigate many of the risks associated with agribusiness, such as isolated droughts or fires. Because we source product inputs from multiple geographically dispersed vendors, we reduce reliance on any one vendor and benefit from broad availability/optionality of product inputs. This is particularly important as a California-based wine producer where droughts or fires can have an extremely detrimental impact to a company’s supply chain if not diversified.

Our Strengths

Differentiated Product Offerings - Premium, Napa Valley Wines within the “Better-For-You” Segment

We offer wines that are differentiated from those sold by other wine producers operating within the better-for-you segment of the affordable luxury category based on our premium quality, our association with an award-winning winemaker and our Napa Valley based state of the art production.

●	Premium Wines. Premium wines are differentiated from other varietals based on consumers’ perception and expectation that they are of exceptional quality. We have developed a proprietary winemaking process that produces superior quality and taste in the affordable luxury wine category based on consumer preferences data, direct consumer feedback and careful market research. Importantly, our current wines stand out in the luxury wine market because they address consumers’ growing preference for a less-calorie, less-carb, less sugar and gluten-free option, while concurrently delivering the quality and taste profile of a premium wine brand.
●	Award-Winning Winemaker. We conducted an international search to find an accomplished winemaker who shared the Fresh Vine Wine vision and have entered into an agreement with Jamey Whetstone, an established, award winning winemaker from Napa Valley, to develop our wines. Consulting with the Fresh Vine Wine brand compliments Mr. Whetstone’s lifestyle as an active surfer, skier, and all-around outdoorsman. His passion for winemaking is mirrored by his passion for adventure, and he too wanted to create a better-for-you wine that customers can be proud to bring to the table for any occasion. We believe it is unique for a high-profile winemaker like Mr. Whetstone to attach his name and reputation to a brand in the better-for-you wine segment, and we believe that Mr. Whetstone’s association with our brand increases consumer awareness and speaks to the quality of our varietals.
●	Produced and Bottled in Napa Valley. Importantly, we are able to market our wines as being produced and bottled in Napa Valley, California. We believe that this designation impacts consumption decisions of many wine drinkers, as Napa Valley-produced wines are considered by many to be a sign of superior production quality. However, wine produced by us will only be labelled with a Napa Valley appellation of origin if it is produced from grapes grown in the Napa Valley American Viticultural Area (AVA). The labels for our existing wines identify California as the appellation of origin. Currently, this only applies to our Reserve wine.

Capital-Efficient and Scalable Operational Structure

We have strategically structured our organization and operations to minimize our capital investment requirements while maintaining flexibility to rapidly scale our production capabilities to meet consumer demands. We do this by utilizing internal capabilities while leveraging a network of reputable third-party providers with industry experience and expertise that we use to perform various functions falling outside our internal core competencies.

Production and Bottling on an Alternating Proprietorship Basis

We have contracted with Fior di Sole, an industry leading packaging innovation and wine production company based in Napa Valley, California, to serve as a “host winery” and to occupy a portion of its production and warehouse facility and utilize its production equipment on an alternating proprietorship basis. Under this arrangement, we used capacity at Fior di Sole’s production facility at times mutually convenient to us and Fior di Sole to produce and bottle our wines for an initial set-up fee and a recurring monthly fee. Fior di Sole was responsible for keeping its production equipment in good operating order. When the alternating premises was operated by or used on behalf of our company, it was operated pursuant to our federal basic permit and California winegrower’s license. Under our agreement with Fior di Sole, we were solely responsible for managing and conducting our own winemaking activities and we made all production decisions relating to our wines. However, we could have requested the use of Fior di Sole’s personnel to perform crush, fermentation, blending, cellar, warehousing, barrel topping and/or bottling services for additional fees. This arrangement had allowed us to commence our operations and build the Fresh Vine Wine brand without having to incur the considerable overhead costs involved with the purchase or full-time lease of a production facility. The term of the agreement commenced in July 2019, had an initial term of one year and automatically renews for additional one-year terms unless either party provides 90 days written notice to the other of its intent to terminate at the end of the then current term. Either party may terminate the agreement upon 30 days written notice if the other party is in violation of any law or regulation that renders it impossible to perform its obligations under the agreement for a period of greater than 30 days, makes an assignment for the benefit of creditors or files for bankruptcy protection, or is in material breach of its obligations under the agreement and such failure to perform is not cured within 30 days of written notice from the other party.

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Licensing, Tax and Regulatory Compliance

We have contracted with a third-party to manage our regulatory licensing and compliance activities. We maintain licenses that enable us to distribute our wine to all 50 states and to sell direct-to-consumer from our e-commerce website in 48 states. We currently utilize software tools available to the industry and work with our license compliance service provider to navigate and manage the complex state-by-state tax and other regulations that apply to our operations in the alcoholic beverage industry. This has enabled us to reduce the administrative burden of tax compliance, reporting and product registration.

We believe that leveraging our network of supply chain and compliance partners, consultants and service providers enables us to avoid potential costly and lengthy delays on nearly every aspect of our business, from grapes to packaging materials, and will accelerate our return on capital due to our limited need to procure expensive equipment, real estate, and other capital-intensive resources.

Sales and Marketing Strategy

Omni-Channel Marketing Approach

Today’s consumers interact with brands through many channels, from traditional media to social media and other digital channels, and through various in-person and online purchasing methods. In order to build the visibility of our brand and create a grassroots consumer following to support our DTC distribution channel, we have employed a strategic omnichannel marketing approach that we believe allows us to engage with our target consumers on their terms to expand and deepen their recognition of our brand. In addition to other mass market promotional activities, our marketing strategy also utilizes modern techniques, efficiency measures, and channels not commonly seen in the wine industry, including a combination of social media lifestyle and wine influencer activities, through which brand ambassadors or “influencers” may conduct promotional activities through our or their own social media channels including, but not limited to, Twitter, Facebook, Instagram, Snapchat, YouTube and Pinterest, among others.

As we expand our marketing presence and drive visibility through traditional and modern marketing methods, we expect to build awareness and name recognition for Fresh Vine Wine in consumers’ minds. Brand awareness will be built substantially through social media channels.”

Labelling and Innovative Packaging Initiatives

We believe wine labelling can have a big impact on consumers’ purchasing practices. We conduct market research to validate the consistency of our wine labels with our brand narrative. Packaging also continues to be a key driver of brand perception, and we are exploring “active lifestyle packaging” alternatives to traditional bottling that provides an opportunity for our customers to enjoy Fresh Vine Wines in non-traditional settings now and for future years, including bottles with screw-off caps, aluminum cans, and smaller size bottles and cans that can be taken on-the-go and are ideal for in-store point of purchase sales.

Engagement with Industry Experienced Third Party Vendors

In October 2022, we executed a strategy that is aimed at amplifying cash preservation initiatives while continuing to focus on accelerating sales growth. The plan resulted in the termination of ten employees on our internal sales team and the engagement of a third party sales and distribution management company positioned to more efficiently and effectively facilitate current and future product sales. In addition, we engaged a reputable third party vendor to manage marketing initiatives and drive growth primarily within our Direct-to-Consumer sales channel.

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Our Strategy for Growth

We intend to execute the following strategies to gain brand and product visibility and increase sales and market share:

●	Continue to establish brand visibility, awareness and credibility through mass and micro marketing tactics and association with other strong brands. These range from organic to paid media.
●	Continue to build grass roots demand through high visibility sales and marketing activities that promote high margin DTC and home delivery sales channels, including continued investment in DTC technologies and capabilities that are critical to maintaining an intimate relationship with consumers.
●	Expand our U.S.-based wholesale and retail distribution network by leveraging our product and brand differentiation, the emerging better-for-you category and to provide distribution partners with a differentiated value proposition.
●	Pursue distribution of our wines internationally.
●	Embrace disruptive technologies and customer trends, and explore and expand partnerships with other organizations investing in customer-centric technologies, such as home delivery, third party wine clubs and evolving alternative DTC purchasing methods, such as ecommerce marketplaces, product aggregators and virtual distributors.
●	Expand and strengthen key supply chain relationships, including with current and future juice suppliers, bottlers, materials suppliers, and dry goods suppliers, to establish a diversified portfolio of partners across all areas of our supply chain and to maintain effective capital management.
●	Continue to add to the Fresh Vine Wine product portfolio by developing new varietals that fit within the better-for-you category and are consistent with our existing brand.
●	Continue to invest in packaging innovation, including “active lifestyle packaging” alternatives to traditional bottling that provides an opportunity for our customers to enjoy Fresh Vine Wines in non-traditional settings.
●	Capitalize on upward price mobility - While many other wine companies are experiencing downward price pressure to enter the coveted under $30 category, our wines currently sell for suggested retail prices ranging from $15 to $25 per bottle.
●	Develop additional wine brands by replicating the strategies used to build the Fresh Vine Wine brand via business service line agreements.

Competition

The wine industry and alcohol markets generally are intensely competitive. Our wines compete domestically and internationally with other premium or higher quality wines produced in Europe, South America, South Africa, Australia and New Zealand, as well as North America. Our wines compete on the basis of quality, price, brand recognition and distribution capability. The ultimate consumer has many choices of products from both domestic and international producers. Our wines may be considered to compete with all alcoholic and non-alcoholic beverages.

At any given time, there are more than 400,000 wine choices available to consumers, differing with one another based on vintage, variety or blend, location and other factors. Accordingly, we experience competition from nearly every segment of the wine industry. Additionally, some of our competitors have greater financial, technical, marketing and other resources, offer a wider range of products, and have greater name recognition, which may give them greater negotiating leverage with distributors and allow them to offer their products in more locations and/or on better terms than us. Nevertheless, we believe that our brand offerings, scalable infrastructure and relationships with one of the largest domestic distributors will allow us to continue growing our business.

IT Systems

We rely on various IT systems, owned by us and third parties, to effectively manage our sales and marketing, accounting, financial, legal and compliance functions. Our website is hosted by a third party, and we rely on third-party vendors for regulatory compliance for order processing, shipments, and e-commerce functionality. We believe these systems are scalable to support our growth plans. We recognize the value of enhancing and extending the uses of information technology in our business.

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Regulatory Matters

Regulatory framework

We, along with our contract growers, producers, manufacturers, distributors, retail accounts and ingredients and packaging suppliers, are subject to extensive regulation in the United States by federal, state and local government authorities with respect to registration, production processes, product attributes, packaging, labelling, storage and distribution of wine and other products we make.

We are also subject to state and local tax requirements in all states where our wine is sold. We monitor the requirements of relevant jurisdictions to maintain compliance with all tax liability and reporting matters. In California, we are subject to a number of governmental authorities, and are also subject to city and county building, land use, licensing and other codes and regulations.

Alcohol-related regulation

We are subject to extensive regulation in the United States by federal, state and local laws regulating the production, distribution and sale of consumable food items, and specifically alcoholic beverages, including by the TTB and the FDA. The TTB is primarily responsible for overseeing alcohol production records supporting tax obligations, issuing wine labelling guidelines, including grape source and bottle fill requirements, as well as reviewing and issuing certificates of label approval, which are required for the sale of wine through interstate commerce. We carefully monitor compliance with TTB rules and regulations, as well as the state law of each state in which we sell our wines. In California, where most of our wines are made, we are subject to alcohol-related licensing and regulations by many authorities, including the ABC. ABC agents and representatives investigate applications for licenses to sell alcoholic beverages, report on the moral character and fitness of alcohol license applicants and the suitability of premises where sales are to be conducted and enforce California alcoholic beverages laws. We are subject to municipal authorities with respect to aspects of our operations, including the terms of our use permits. These regulations may limit the production of wine and control the sale of wine, among other elements.

Employee and occupational safety regulation

We are subject to certain state and federal employee safety and employment practices regulations, including regulations issued pursuant to the U.S. Occupational Safety and Health Act (“OSHA”), and regulations governing prohibited workplace discriminatory practices and conditions. These regulations require us to comply with manufacturing safety standards, including protecting our employees from accidents, providing our employees with a safe and non-hostile work environment and being an equal opportunity employer. In California, we are also subject to employment and safety regulations issued by state and local authorities.

Environmental regulation

As a result of our wine production activities, we and certain third parties with which we work are subject to federal, state and local environmental laws and regulations. Federal regulations govern, among other things, air emissions, wastewater and stormwater discharges, and the treatment, handling and storage and disposal of materials and wastes. State environmental regulations and authorities intended to address and oversee environmental issues are largely state-level analogues to federal regulations and authorities intended to perform the similar purposes. In California, we are also subject to state-specific rules, such as those contained in the California Environmental Quality Act, California Air Resources Act, Porter-Cologne Water Quality Control Act, California Water Code sections 13300-13999 and Title 23 of the California Administrative Code and various sections of the Health and Safety Code. We are subject to local environmental regulations that address a number of elements of our wine production process, including air quality, the handling of hazardous waste, recycling, water use and discharge, emissions and traffic impacts.

Labelling regulation

Many of our wines are identified by their appellation of origin, which are among the most highly regarded wine growing regions in the world. An appellation may be present on a wine label only if it meets the requirements of applicable state and federal regulations that seek to ensure the consistency and quality of wines from a specific territory. These appellations designate the specific geographic origin of most or all (depending on the appellation) of the wine’s grapes, and can be a political subdivision (e.g., a country, state or county) or a designated viticultural area. The rules for vineyard designation are similar. Although we expect that most of our labels will maintain the same appellation of origin from year to year, we may choose to change the appellation of one or more of our wines from time to time to take advantage of high-quality grapes in other areas or to change the profile of a wine.

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Privacy and security regulation

We collect personal information from individuals. Accordingly, we are subject to several data privacy and security related regulations, including but not limited to: U.S. state privacy, security and breach notification laws; the GDPR; other European privacy laws; and privacy laws being adopted in other regions around the world. In addition, the FTC and many state attorneys general are interpreting existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination and security of information about individuals. Certain states have also adopted robust data privacy and security laws and regulations. For example, the CCPA, which took effect in 2020, imposes obligations and restrictions on businesses regarding their collection, use, and sharing of personal information and provides new and enhanced data privacy rights to California residents, such as affording them the right to access and delete their personal information and to opt out of certain sharing of personal information. In response to the data privacy laws and regulations discussed above and those in other countries in which we do business, we have implemented several technological safeguards, processes, contractual third-party provisions, and employee trainings to help ensure that we handle information about our employees and customers in a compliant manner. We maintain a global privacy policy and related procedures, and we train our workforce to understand and comply with applicable privacy laws.

Intellectual Property

We strive to protect the reputation of our wine brand. We establish, protect and defend our intellectual property in a number of ways, including through employee and third-party nondisclosure agreements, copyright laws, domestic and foreign trademark protections, intellectual property licenses and social media and information security policies for employees. We have been granted three (3) trademark registrations in the United States for FRESH VINE®, FRESH VINE (Stylized)®, and our FV Logo®, and numerous trademark registrations in other countries for the FRESH VINE mark, and we have filed, and expect to continue to file, trademark applications seeking to protect any newly-developed wine brands.

We also rely on, and carefully protect, proprietary knowledge and expertise, including the sources of certain supplies, formulations, production processes, innovation regarding product development and other trade secrets necessary to maintain and enhance our competitive position.

Seasonality

There is a degree of seasonality in the growing cycles, procurement and transportation of grapes. The wine industry in general tends to experience seasonal fluctuations in revenue and net income, with lower sales and net income during the quarter spanning January through March and higher sales and net income during the quarter spanning from October through December due to the usual timing of seasonal holiday buying. As our operations expand, we expect that we will be impacted by the seasonality experienced in the wine industry generally.

Employees

As of February 6, 2026, Amaze Holdings, Inc. employs approximately 31 full-time employees and engages 25 independent contractors. 30 of our employees are employed in the United States and 1 in Canada. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, each previously filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, as well as to the applicable provisions of the Nevada Revised Statutes.

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Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share.

Reverse Stock Split

We effected a 1-for-23 reverse stock split of the outstanding shares of common stock effective June 12, 2025. All share and per share information in this prospectus gives effect to the reverse stock split, unless otherwise indicated and except for the audited financial statements.

Common Stock

Voting rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights. Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law (including the Nevada Revised Statutes), our articles of incorporation or bylaws. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividend rights. Holders of common stock will share ratably (based on the number of shares of common stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any preferential or other rights of any outstanding preferred stock.

Liquidation rights. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, each holder of common stock will be entitled to a pro rata distribution of any assets available for distribution to common stockholders.

Other matters. No shares of common stock will be subject to redemption or have preemptive rights to purchase additional shares of common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock and the market value of our common stock.

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Anti-takeover Effects of our Charter Documents and under Nevada Law

Our Articles of Incorporation and Bylaws

Our articles of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.

These provisions include:

●	No cumulative voting. The Nevada Revised Statutes provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the articles of incorporation specifically authorizes cumulative voting. Our articles of incorporation do not authorize cumulative voting. As such, the combination of the present concentration of share ownership within a few stockholders and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of us by replacing our board of directors.
●	Advance notice procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at an annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.
●	Actions by written consent; special meetings of stockholders. Our articles of incorporation provide that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. Our bylaws also provide that special meetings of the stockholders can only be called by the chairman of the board of directors, the chief executive officer, the president, or in their absence or disability, by any vice president, or by the board of directors (by action of a majority of the directors).
●	Authorized but unissued shares. Our authorized but unissued shares of common and preferred stock will be available for future issuance without stockholder approval. The existence of authorized but unissued shares of preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
●	Directors may not be removed without a vote of two-thirds of our voting power.

Nevada Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

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The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33-1/3%;
●	33-1/3% or more but less than or equal to 50%; or
●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

●	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
●	does business in Nevada directly or through an affiliated corporation.

To the extent that these provisions apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. To the extent that these provisions apply to us, they may have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with (i) the approval of the board of directors obtained before the person became an interested stockholder, (ii) approval of a majority of the voting power held by disinterested stockholders, or (iii) if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●	The highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;
●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or
●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation:

●	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;
●	having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or
●	representing 10% or more of the earning power or net income of the corporation.

Removal of Directors

The Nevada Revised Statutes provides that a director may be removed from office only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. As such, it may be more difficult for stockholders to remove directors due to the fact that the Nevada Revised Statutes requires greater than majority approval of the stockholders for such removal.

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Exclusive Forum Selection

Under our bylaws, and unless we consent in writing to the selection of an alternative forum, the state or federal court located in Clark County, Nevada, to the fullest extent permitted by law, be the exclusive forums for (a) any derivative action or proceeding brought in the name or right of the Company or on the Company’s behalf, (b) any action asserting or based upon a claim of breach of any duty owed by any director, officer, employee or agent of the Company to the Company or to the Company’s stockholders, (c) any action or assertion of a claim arising pursuant to any provision of Chapter 78 or Chapter 92A of the Nevada Revised Statutes or the Company’s articles of incorporation or bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Company’s articles of incorporation or bylaws or (e) any action asserting a claim against the Company governed by the internal affairs doctrine.

Notwithstanding the foregoing, our bylaws provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court may determine that this provision is inapplicable (including as a result of the above exclusions) or unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Limitations on Liability and Indemnification of Directors and Officers

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its articles of incorporation and bylaws for the indemnification of its officers and directors against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe their conduct was unlawful. We have also entered into customary indemnification agreements with each of our directors and officers that provide them, in general, with customary indemnification in connection with their service to us or on our behalf. We also maintain officers’ and directors’ liability insurance that insures against liabilities that our officers and directors may incur in such capacities.

The Company’s articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

The above discussion of our articles of incorporation, bylaws and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such articles of incorporation, bylaws and applicable Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE American under the symbol “AMZE.”

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SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all of the common stock that may be issued by us to the Selling Stockholder under the Purchase Agreement. For additional information regarding the shares of common stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with C/M Capital Master Fund, LP on May 6, 2025, as amended, in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, C/M Capital Master Fund, LP has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder. The number of shares in the column “Maximum Number of Shares Being Offered” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them.

Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 35,645,683 shares of our common stock outstanding as of February 6, 2026. Because the purchase price of the common stock issuable under the Purchase Agreement is determined on each Fixed Purchase Date with respect to a Fixed Purchase, and on the applicable VWAP Purchase Date with respect to a VWAP Purchase, the number of shares that may actually be sold by us to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

	Shares Beneficially Owned Before the Offering(1)		Maximum Number of Shares	Shares Beneficially Owned After the Offering(2)
Name of Selling Stockholder	Number	Percent	Being Offered	Number	Percent
C/M Capital Master Fund, LP(3)	0	0	50,000,000	0	0

(1) In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned before the offering all of the shares that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Fixed Purchases and VWAP Purchases of common stock is subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any of our common stock to the Selling Stockholder to the extent such shares, when aggregated with all other common stock then beneficially owned by the Selling Stockholder, would cause the Selling Stockholder’s beneficial ownership of our common stock to exceed the Beneficial Ownership Limitation.

(2) Assumes the sale of all shares being offered pursuant to this prospectus.

(3) The business address of C/M Capital Master Fund, LP is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. C/M Capital Master Fund, LP is not a registered broker-dealer or an affiliate of a registered broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Walsh and Mr. Juchno as to beneficial ownership of the securities beneficially owned directly or indirectly by C/M Capital Master Fund, LP.

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PLAN OF DISTRIBUTION

The common stock offered by this prospectus are being offered by the Selling Stockholder. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokerage transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers or underwriters who may act solely as agents;
●	“at the market” into an existing market for our common stock;
●	in privately negotiated transactions;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; or
●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the Selling Stockholder.

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As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we agreed to issue to the Selling Stockholder the Commitment Shares. We agreed to issue the Selling Stockholder 0.75% of $35 million as Commitment Shares and an additional 0.75% of $35 million pro rata as well as sell shares of common stock to the Selling Stockholder. In 2025, we issued the Selling Stockholder 119,775 Commitment Shares. If we sell all $25 million to be issued under the Purchase Agreement, as amended, we will issue the Selling Stockholder additional Commitment Shares. The exact number will be based on the future market price of our common stock. The lower the price, the more shares we will issue. Assuming we sell the Purchase shares at 95% of the $0.34 closing price on February 5, 2026, we will issue the Selling Stockholder 580,495 Commitment Shares.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The Selling Stockholder has agreed that during the term of the Purchase Agreement, neither the Selling Stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the earlier of (i) the date that all of our common stock offered by this prospectus have been sold by the Selling Stockholder, (ii) the sale of all shares equal to the amount that has been approved by our stockholders, or (iii) February [ ], 2027, unless extended by the Company.

Our common stock is currently listed on the NYSE American under the symbol “AMZE.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations as of the quarterly period ended September 30, 2025

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to those statements as included elsewhere in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. See “Cautionary Note Regarding Forward-looking Statements.” Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed in the section “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025.

Under this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “we,” “us,” “our” “Amaze Holdings,” “Amaze” and the “Company” refer to Amaze Holdings, Inc.

The number of shares of common stock and per share data in this Management’s Discussion and Analysis of Financial Condition and Results of Operations have not been reflected in the 1-for-23 reverse stock split, except for the description of of our interim financial results for the nine months ended September 30, 2025 and 2024.

Overview

On March 7, 2025, Fresh Vine Wine, Inc., which subsequently changed its name to Amaze Holdings, Inc. completed the Acquisition of Amaze Software, Inc. and its subsidiaries (“Amaze Software”). Accordingly, the financial results for the quarter ended September 30, 2025 reflect the full operations for Amaze Holdings, Inc. and its subsidiaries. This marks a significant corporate transition and strategic pivot toward a platform-based digital commerce business focused on enabling creators and brands to monetize through direct audience engagement.

Our business is currently organized in two reporting segments: E-commerce/Subscriptions and Wine Products.

The E-Commerce segment operates a creator-focused, end-to-end commerce platform designed to streamline product sales, subscription offerings, and digital content delivery. Our tools support a diverse range of creators-from independent digital entrepreneurs to small businesses-by integrating storefront customization, payment processing, merchandising, and performance analytics. While the Amaze platform enables a variety of monetization models, our financial results are categorized into revenue channels consistent with historical presentation.

We calculate net revenue percentage by channel as net revenue made through our wholesale channel to distributors, through our wholesale channel directly to retail accounts, and through our DTC channel, respectively, as a percentage of our total net revenue. We monitor this segmentation to evaluate the effectiveness of our distribution model and resource allocation strategies.

Amaze operates on an asset-light model, leveraging third-party resources, including custom and on-demand production facilities. This operational approach mitigates many risks associated with launching new brands, such as excess inventory and delays in product availability. By sourcing products from a network of geographically diverse suppliers, Amaze reduces reliance on any single vendor and enhances the availability and flexibility of product inputs. This is particularly crucial in today’s market, where there is a growing demand for local, just-in-time manufacturing solutions.

The Wine Product’s segment includes the sale of “Fresh Vine” wines across the United States and Puerto Rico through wholesale, and direct-to-consumer (DTC) channels. Amaze’s core wine offerings are priced strategically to appeal to mass markets and sell at a list price between $15 and $25 per bottle.

Merger Agreement

On March 7, 2025, the Company completed the acquisition of Amaze Software, Inc. (the Acquisition”), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of March 7, 2024 (the “Merger Agreement”) by and among the Company, Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Amaze Software, Inc., a Delaware corporation (“Amaze Software”), the stockholders of Amaze Software, and Aaron Day.

Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Amaze Software with Amaze Software as the surviving company and a wholly owned subsidiary of the Company, and (ii) the aggregate merger consideration paid by the Company in connection with the acquisition included 750,000 shares of the Company’s Series D Preferred Stock plus warrants (the “Merger Warrants”) to purchase an aggregate of 380,448 shares of the Company’s common stock.

The Acquisition was recorded as a business combination. The assets acquired and liabilities assumed have been recorded at their respective net book values until an assessment of the acquisition date fair values can be completed using unobservable inputs that are supported by little or no market activity and are significant to their fair value of the assets and liabilities (“Level 3” inputs). We expect to complete our purchase price allocation as soon as reasonably possible, including the assessment of the acquisition date fair values, not to exceed one year from the acquisition date. Adjustments to the preliminary purchase price allocation could be material.

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Food Channel Acquisition

On November 7, 2025, the Company completed the acquisition of the Food Channel, a legacy media brand with a recognized presence in culinary and lifestyle content. The acquisition is aligned with Amaze’s strategy to expand its creator-centric commerce ecosystem by integrating established content brands with built-in audiences and strong creator relationships.

The aggregate purchase price was $650,000, payable in the form of a convertible promissory note (the “Convertible Note”) by the Company. The Convertible Note is convertible at any time after issuance at a conversion price of $0.76 per share.

The Food Channel is expected to operate primarily within the Company’s E-commerce/Subscriptions segment and will be leveraged to accelerate creator onboarding, branded content development, and commerce-driven monetization opportunities, including subscriptions, digital products, and direct-to-consumer offerings. Management believes the acquisition strengthens the Company’s long-term growth strategy by enhancing brand reach, content capabilities, and engagement across the Amaze platform.

On November 7, 2025, the Company acquired all of the assets of Foodchannel.com LLC, a Missouri limited liability company (“Seller”), related to an online platform for creators and consumers focused on culinary content, including the name “Food Channel” and all related intellectual property (such assets, the “Acquired Assets”), pursuant to an Asset Purchase Agreement (“the APA”) among the Company, Food Channel Amaze Company LLC, a wholly-owned subsidiary of the Company (“Purchaser”), Seller, Solaris Media, Inc., a New York corporation (“Solaris”), and Intuience, LLC, a Missouri limited liability company (“Intuience,” and together with Solaris, the “Owners”). The aggregate purchase price for the Acquired Assets is $650,000, payable in the form of a convertible promissory note (the “Convertible Note”) by the Company. The Convertible Note is convertible at any time after issuance at a conversion price of $0.76 per share. On January 6, 2026, the outstanding principal amount and any accrued and unpaid interest on the Convertible Note will convert into the shares of the Company’s common stock at a conversion price equal to $0.76 per share. The purchase price is subject to a 10% holdback for indemnification claims for twelve months following the closing.

Key Performance Indicators

Our key performance indicators that we use to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions is Gross Merchandise Value or GMV. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other companies.

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The following table shows GMV for the quarter ended September 30, 2025:

Three months ended
September 30,
2025
Gross Merchandise Value	$3,324,767

Gross Merchandise Volume

GMV is the total dollar value of orders facilitated through our platform including certain apps and channels for which a revenue-sharing arrangement is in place in the period, net of refunds, and inclusive of shipping and handling, duty and value-added taxes. GMV does not represent revenue earned by us (see Note 1-Summary of Significant Accounting Policies-Revenue Recognition-E-commerce). However, the volume of GMV facilitated through our platform is an indicator of the success of our merchants and the strength of our platform. Our merchant solutions revenues are also directionally correlated with the level of GMV facilitated through our platform. We intend to report GMV on a quarterly basis.

Key Financial Metrics

We use net revenue, gross income (loss) and net income (loss) to evaluate the performance of Amaze Holdings. These metrics are useful in helping us to identify trends in our business, prepare financial forecasts and make capital allocation decisions, and assess the comparable health of our business relative to our direct competitors.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	$1,254,241	$63,209	$2,184,339	$238,261
Gross income (loss)	$1,172,890	$152,646	$1,957,826	$(2,278)
Net loss	$(5,146,858)	$(315,290)	$(12,284,233)	$(2,407,174)

Components of Results of Operations and Trends That May Impact Our Results of Operations

Revenues

As a result of the Acquisition, our revenues consists primarily of merchandise sold to fans of creators around the world, which together comprise our creator channel, and directly to individual consumers through our marketplace channel. Revenues generally represent gross merchandise and digital product sales reduced by costs of production and markups and commissions provided to creators. Shipping billed to customers, reduced by costs paid to delivery suppliers is also included in Revenues. For merchandise sales, revenues are recognized at time of shipment or delivery, depending on the shipping terms. For any subscription sales, revenue is recognized as Monthly Active Users (“MAU”).

GMV consists of a markup or commission added to our wholesale price that we provide creators on our platforms.

The following factors and trends in our E-commerce business have driven our net revenue results and are expected to be key drivers of our net revenue for the foreseeable future:

Brand recognition: Building strong brand recognition is a cornerstone of our growth strategy as we work to position Amaze as a leading platform in the creator economy for both creators and consumers. As the platform scales, we are focused on driving visibility and awareness across multiple formats and marketing channels, leveraging both traditional methods and cutting-edge digital practices to create a lasting and recognizable presence in creators’ and consumers’ minds.

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One of the most impactful sources of brand awareness comes through social media channels, which serve as a primary engagement driver for both creators and their audiences. By focusing on a social-first approach, we aim to cultivate a brand identity closely tied to modern, digital-first communities, where creators already engage with their fans. Campaigns targeting key verticals and personas across platforms such as Instagram, TikTok, X, and YouTube are designed to highlight the capabilities of our platform while amplifying the voices of our creators. This multi-channel strategy is intended to ensure that both creators and fans recognize Amaze as the go-to destination for personalized, creator-driven products and experiences.

Furthermore, our brand awareness and affinity are closely intertwined with the image, popularity, and success of the millions of creators on our platform. Creators actively promote our platform on a daily basis, building visibility for Amaze organically through their fan-focused activities. Most creators incorporate a direct link to their Amaze store through their personalized URLs to market and drive traffic to their storefronts. This approach creates a direct relationship between the creator’s brand and the Amaze platform, reinforcing our brand equity at scale.

We believe what sets Amaze apart is how we manage the creator-to-fan sales funnel while maintaining full control of key consumer data. Unlike some platforms that relinquish fan data to creators, Amaze centralizes the control and ownership of all fan interactions and data for purchases made within our ecosystem. When fans engage with any of our creators’ stores, whether on individual storefronts or in the broader marketplace, their activity is captured directly by Amaze. This strategic approach ensures that we retain granular insights into fan purchasing patterns, interests, and activity across the network.

Our ability to collect and analyze this database of fan behavior and buying patterns is a critical element of building long-term brand success. These insights enable us to design data-driven marketing strategies and personalized campaigns to re-engage fans, recommend new products, and fine-tune marketplace operations to maximize fan satisfaction and retention. By maintaining ownership of all marketing and consumer data, we believe Amaze is well-positioned to deepen brand loyalty and deliver highly relevant experiences, further cementing our reputation as the premier creator-driven platform.

As we continue to expand our marketing efforts, we are employing both traditional marketing initiatives and modern digital strategies to enhance Amaze’s visibility. Traditional tactics like sponsorships, partnerships, and event promotions work in tandem with influencer collaborations, creator-led advertisements, and organic social media campaigns. Together, these approaches amplify our reach and position Amaze as a household name among creators and fans alike.

Looking ahead, we see significant opportunity in leveraging our existing creator base to further amplify brand recognition. As creators succeed and grow their audiences, their affinity with the Amaze platform naturally amplifies their promotion. This symbiotic relationship ensures that as our creators grow their businesses, the Amaze brand becomes increasingly synonymous with creator success. By focusing on strategies that build awareness among creators and fans, while leveraging our unique control of fan interactions and data, we believe Amaze will continue to establish itself as a powerful and widely recognized brand in the creator economy.

With millions of daily interactions occurring on our platform and creators naturally bringing fans to Amaze, we are building an ecosystem where brand recognition and loyalty are deeply embedded, driving sustainable growth and trust in the platform. This holistic approach ensures that both creators and consumers see Amaze not just as a tool but as an indispensable partner in their shared creative journey.

Technology and Product evolution: As a relatively new, high-growth brand, we expect and seek to learn from our consumers. We intend to continuously evolve and refine our products to meet our consumers’ specific needs and wants, adapting our offering to maximize value for our consumers and stakeholders. We are constantly bringing on new suppliers, products and services to help creators in every step of their business evolution.

Distribution expansion and acceleration: With creators (sellers) in over 100 countries around the world, we expect to continue to bring on “in-country supply” from hundreds of new suppliers to lower shipping costs, delivery times and address local culture and trending needs.

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Seasonality: In line with industry norms, we anticipate our net revenue peaking during the quarter spanning from October through December due to increased consumer demand around the major holidays. This is particularly true in our marketplace revenue channel, where marketing programs will often be aligned with the holiday season and product promotions will be prevalent.

Revenue Channels

For the nine months ended September 30, 2025, our revenues were derived from the following channels:

●	Wholesale Channel (to distributors and retail accounts): Includes physical product sales of wine and branded merchandise, primarily through third-party distributors. While the legacy business historically operated through this channel, the first half of 2025 reflects almost four months of activity from acquired subsidiaries.
●	Direct-to-Consumer (DTC) Channel: Includes all sales made directly to consumers through our owned and creator-operated storefronts, including physical merchandise, digital content, and subscriptions sold via the Amaze platform. These revenues reflect the operational backbone of our post-merger strategy and were the dominant revenue source during the quarter. DTC also include wine sales from the Company’s legacy Fresh Vine operations.

Revenues Percentage by Channel

We calculate net revenue percentage by channel as net revenue made through our wholesale channel to distributors, through our wholesale channel directly to retail accounts, and through our DTC channel, respectively, as a percentage of our total net revenue. We monitor net revenue percentage across revenue channels to understand the effectiveness of our distribution model and to ensure we are employing resources effectively as we engage customers.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Wholesale	0.29%	12.30%	0.31%	16.80%
Direct to consumer	15.09%	87.70%	12.89%	83.20%
E-commerce	66.90%	-%	76.57%	-%
Subscriptions	17.72%	-%	10.23%	-%
Total revenue	100.00%	100.00%	100.00%	100.00%

Cost of Revenues

Cost of revenues is comprised of all wine related direct product costs such as finished goods, processing fees and potentially inventory stocking fees, and domain hosting costs. Packaging is usually part of the shipping revenue which is separate from the merchandise revenue with a different gross margin target. We carry very little inventory, so our core supply chain function is to drive wholesale prices down while improving overall quality of product. We target different gross margins for physical products, digital products and freight. If we are reselling an existing branded product or a custom product, it might have a different gross margin attribution.

The Company breaks out shipping fees in all freight revenues. These fees are paid by end consumers at time of order and subsequently itemized within the cost of each individual sale. We push for all our suppliers to use our global freight accounts to maximize volume and discounts and to maintain healthy margins on freight.

For most of our physical products we regularly monitor the cost of blanks (base product) as we see very little movement over time in the personalization cost of a product, but we do have substantial buying power, and we do work aggressively with all the suppliers to get “best in class” pricing.

Gross Income (Loss)

Gross income (loss) is equal to our net revenue less cost of revenues and a gain from recovery of inventory reserve.

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Selling, General, and Administrative Expenses

Selling, general, and administrative expenses consist of selling expenses, marketing expenses, and general and administrative expenses. Selling expenses consist primarily of direct selling expenses in our managed services channels, including payroll and related costs, product samples, processing fees, and other outside service fees or consulting fees. Marketing expenses consist primarily of advertising costs to promote brand awareness, contract fees incurred because of significant agency partnership agreements, customer retention costs, payroll, and related costs. General and administrative expenses consist primarily of payroll and related costs.

Equity-Based Compensation

Equity-based compensation consists of the accounting expense resulting from our issuance of equity or equity-based grants issued in exchange for employee or non-employee services. We measure equity-based compensation cost at the grant date based on the fair value of the award and recognize the compensation expense over the requisite service period, which is generally the vesting period. We recognize any forfeitures as they occur.

Results of Operations

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	$1,254,241	$63,209	$2,184,339	$238,261
Cost of revenues	81,351	65,046	226,513	240,539
Gain from recovery of inventory reserve	-	(154,483)	-	-
Gross income (loss)	1,172,890	152,646	1,957,826	(2,278)
Selling, general and administrative expenses	4,765,448	459,988	11,533,582	2,393,735
Equity-based compensation	768,403	1,626	958,762	4,878
Depreciation	1,675	-	3,907	-
Loss from operations	(4,362,636)	(308,968)	(10,538,425)	(2,400,891)
Other income (expense)	15,006	-	1,107	39
Interest expense	(480,007)	(6,322)	(1,404,995)	(6,322)
Realized loss on equity investment	-	-	(41,000)	-
Change in fair value of convertible debt	(20,304)	-	(20,304)	-
Loss on extinguishment of liabilities	(298,917)	-	(280,616)	-
Net loss	(5,146,858)	(315,290)	(12,284,233)	(2,407,174)

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Comparison of the three months ended September 30, 2025 and 2024

Revenues, Cost of Revenues and Gross Income (Loss)

	Three months ended
	September 30,		Change
	2025	2024	$	%
Revenues	$1,254,241	$63,209	1,191,032	1884%
Cost of revenues	$81,351	$65,046	16,305	25%
Gain from recovery of inventory reserve	$-	$(154,483)	(154,483)	(100)%
Gross income	$1,172,890	$152,646	1,020,244	668%

Revenue

Total net revenue for the three months ended September 30, 2025 was approximately $1,254,000, up 1884% from approximately $63,000 in the three months ended September 30, 2024. The increase in net revenue was mostly attributable to the addition of revenues from Amaze as we closed the Acquisition during the first quarter of 2025.

Cost of Revenue, Gain from recovery of inventory reserve and Gross Margin

Cost of revenue for the three months ended September 30, 2025 was approximately $81,000 as compared to $65,000 for the three months ended September 30, 2024. This represents an improvement from the third quarter of 2024, when cost of revenues exceeded net revenue. During the first six months of the 2024 fiscal year, the Company recorded an allowance for inventory of approximately $154,000. However, in the quarter ended September 30, 2024, this allowance was reversed, and the reversal was recorded as a gain from recovery of inventory reserve. These items lead to a gross profit of approximately $153,000 for the three months ended September 30, 2024 as compared to a gross profit of $1,173,000 for the three months ended September 30, 2025. Our improved margin profile is attributed to the operating leverage of the Amaze platform, which enables high-margin digital and physical sales with lower incremental cost compared to traditional wholesale models.

Selling, general and administrative expenses

	Three months ended
	September 30,		Change
	2025	2024	$	%
Selling expenses	$659,161	$45,315	613,846	1355%
Marketing expenses	$469,974	$7,692	462,282	6010%
General and administrative expenses	$3,636,313	$406,981	3,229,332	793%
Total selling, general and administrative expenses	$4,765,448	$459,988	4,305,460	936%

Selling, general, and administrative (SG&A) expenses increased to approximately $4.8 million in the three months ended September 30, 2025, compared to $460,000 in the three months ended September 30, 2024. The increase primarily reflects higher operating costs associated with Amaze’s creator-focused business model, including personnel, legal and professional services related to the Acquisition, and marketing costs to support platform growth. We expected the composition and scale of SG&A to shift in the third quarter as consolidated operations begin to normalize post-merger.

Equity-Based Compensation

Equity based compensation for the three months ended September 30, 2025 and 2024 totaled $768,402 and $0, respectively. We awarded 588,758 shares of restricted stock in the quarter ended September 30, 2025 that fully vests in December 2025.

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Other Income and Expenses

Other expenses for the three months ended September 30, 2025 totaled approximately $616,000, which comprised of interest expense at approximately $480,000, largely tied to new financing instruments, and approximately $299,000 loss on extinguishment of liabilities as former debt agreements were either exchanged or amended and restated to convertible debt.

Net Loss

The net loss for the three months ended September 30, 2025 was approximately $5.1 million, or $(0.85) per share, compared to a net loss of $0.3 million, or $(0.53) per share, in the three months ended September 30, 2024.

Comparison of the nine months ended September 30, 2025 and 2024

Net Revenue, Cost of Revenues and Gross Income (Loss)

	Nine months ended
	September 30,		Change
	2025	2024	$	%
Revenues	$2,184,339	$238,261	1,946,078	817%
Cost of revenues	226,513	240,539	(14,026)	(6)%
Gross income (loss)	$1,957,826	$(2,278)	1,960,104	86,045%

Revenue

Total net revenue for the nine months ended September 30, 2025 was approximately $2,184,000, up 817% from approximately $238,000 for the nine months ended September 30, 2024. The increase in net revenue was mostly attributable to the addition of sales from Amaze as the Company closed the Acquisition during the first quarter of 2025.

Cost of Revenue and Gross Margin

Cost of revenue for the nine months ended September 30, 2025 was approximately $227,000 as compared to $241,000 for the nine months ended September 30, 2024. This represents an improvement from the nine months ended September 30, 2024, when cost of revenues exceeded net revenue, leading to a gross loss of approximately $2,000 for the nine months ended September 30, 2024 as compared to a gross profit of $1,958,000 for the nine months ended September 30, 2025. Our improved margin profile is attributed to the operating leverage of the Amaze platform, which enables high-margin digital and physical sales with lower incremental cost compared to traditional wholesale models.

Selling, general and administrative expenses

	Nine months ended
	September 30,		Change
	2025	2024	$	%
Selling expenses	$1,524,168	$172,604	$1,351,564	783%
Marketing expenses	582,947	334,396	248,551	74%
General and administrative expenses	9,426,467	1,886,735	7,539,732	400%
Total selling, general and administrative expenses	$11,533,582	$2,393,735	$9,139,847	382%

Selling, general, and administrative (SG&A) expenses increased to approximately $11.5 million in the nine months ended September 30, 2025, compared to approximately $2.4 million in the nine months ended September 30, 2024.

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The increase primarily reflects higher operating costs associated with Amaze’s creator-focused business model, including personnel, legal and professional services related to the Acquisition, and marketing costs to support platform growth. We expect the composition and scale of SG&A to shift consolidated operations begin to normalize post-Acquisition.

Equity-Based Compensation

Equity based compensation for the nine months ended September 30, 2025 and 2024 totaled $958,762 and $0, respectively. We awarded 588,758 shares of restricted stock in the quarter ended September 30, 2025 that fully vests in December 2025.

Other Income and Expenses

Other expenses for the nine months ended September 30, 2025 totaled approximately $1,578,000, which compiled of interest expense at approximately $1,405,000, largely tied to new financing instruments, realized loss on the transfer of Venu Stock of approximately $55,000. There was also a loss on extinguishment of liabilities of approximately $281,000, which was mostly due to former debt getting exchanged or amended and restated to convertible debt in the quarter ended September 30, 2025. Total Other income (expense) for the nine months ended September 30, 2024 totaled approximately $6,000.

Net Loss

The net loss for the nine months ended September 30, 2025 was approximately $12.3 million, or $(4.37) per share, compared to a net loss of $2.4 million, or $(3.62) per share, in the nine months ended September 30, 2024.

Liquidity and Capital Resources

The following table summarizes our net increase (decrease) in cash and restricted cash equivalents for the nine months ended September 30, 2025 and 2024.

	Nine months ended
	September 30,		Change
	2025	2024	$	%
Cash provided by (used in)
Operating activities	$(9,776,973)	$(1,346,789)	$8,430,184	626%
Investing activities	(308,314)	-	(308,314)
Financing activities	10,229,566	1,132,517	9,097,049	803%
Net (decrease) increase in cash and restricted cash	$144,291	$(214,272)	$358,563	(167)%

Net cash used in operating activities was approximately $9.8 million and $1.3 million for the nine months ended September 30, 2025 and 2024, respectively. Cash used in operating activities increased in the nine months ended September 30, 2025 primarily due to the activity from the Acquisition in March 2025, such as the increase in deferred revenue, accrued expenses and prepaids, and legal and professional fees in connection the Acquisition.

Net cash used in investing activities was approximately $308,000 and $0 for the nine months ended September 30, 2025 and 2024, respectively. This is attributed primarily to the issuance of a note receivable in the amount of $900,000 offset by the Acquisition, net of cash of $591,686.

Net cash provided by financing activities was approximately $10.2 million and $1.1 million for the nine months ended September 30, 2025 and 2024, respectively. The difference is mostly attributed to the net proceeds from notes payable, convertible debt, and financing arrangements of approximately $5.4 million, net proceeds from the Equity Line of Credit of approximately $4.3 million and net proceeds from issuance of Series C Preferred Stock of approximately $703,000 during the nine months ended September 30, 2025.

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Our primary cash needs are for working capital purposes, such as producing or purchasing inventory and funding operating expenses. We have funded our operations through equity and debt financings, as described in Notes 10, 11, 12 and 17 to our financial statements.

We have incurred losses and negative cash flows from operations since our inception in May 2019, including net losses of approximately $12.3 million and $2.4 million during the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025, we had an accumulated deficit of approximately $41.6 million and a total stockholders’ equity of approximately $71.2 million. We expect to incur losses in future periods as we continue to operate our business and incur expenses associated with being a public company.

As of September 30, 2025, we had approximately $300,000 in cash, $57,000 in accounts receivable, $174,000 in inventory and $573,000 in prepaid expenses. On September 30, 2025, current assets amounted to approximately $1.3 million and current liabilities were approximately $27.3 million, resulting in a working capital deficit (with working capital defined as current assets minus current liabilities) of approximately $26.0 million.

As disclosed under Part II, Item 1 (Legal Proceedings) of this report, the Company has been a defendant in a lawsuit styled Timothy Michaels v. Fresh Vine Wine, Inc. filed May 27, 2022 in the Fourth Judicial District Court, Hennepin County, Minnesota. On January 25, 2024, the jury in the lawsuit rendered a verdict against the Company awarding damages to Mr. Michaels in the amount of $585,976.25. The damages awarded to Mr. Michaels by the trial court are not covered by the Company’s insurance policies. The Company appealed the verdict and the court of appeals affirmed the judgment in February 2025, awarding an additional $21,644 in damages. The Company petitioned the supreme court for review on March 12, 2025 and on May 13, 2025 the supreme court denied the petition. On July 14, 2025 Mr. Michaels filed a Motion for Appointment of Limited Receiver with the Fourth Judicial District, Hennepin County, MN and the motion was denied by the court on October 30, 2025.

At the current reduced pace of incurring expenses and with receipt of additional financing, including proceeds from an equity line of credit entered into by the Company on May 6, 2025 (see Note 11) and the receipt of proceeds from the expected sales of inventory, the Company projects that the existing cash balance will be sufficient to fund current operations into 2026. The Company may require additional debt or equity financing to satisfy its existing obligations and sustain existing operations. Additional financing may not be available on favorable terms or at all. If additional financing is available, it may be highly dilutive to existing stockholders and may otherwise include burdensome or onerous terms. The Company’s inability to raise additional working capital in a timely manner will negatively impact the ability to fund operations, generate revenues, maintain or grow the business and otherwise execute the Company’s business plan, leading to the reduction or suspension of operations and ultimately potentially ceasing operations altogether and initiating bankruptcy proceedings. Should this occur, the value of any investment in the Company’s securities would be adversely affected.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Our ability to continue as a going concern in the future will be determined by our ability to generate sufficient cash flow to sustain our operations and/or raise additional capital in the form of debt or equity financing. Our forecast of cash resources is forward-looking information that involves risks and uncertainties, and the actual amount of our expenses could vary materially as a result of a number of factors. We have based our estimates on assumptions that may prove to be wrong, and our revenue could prove to be less and our expenses higher than we currently anticipate. Management does not know whether additional financing will be on terms favorable or acceptable to us when needed, if at all. If we are unable to generate sufficient cash flow to fund our operations and adequate additional funds are not available when required, management may need to curtail its sales and marketing efforts, which would adversely affect our business prospects, or we may be unable to continue operations.

Financing Transactions

We have funded our operations through debt and equity financing, as described in Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of our Annual Report on Form 10-K for the year ended December 31, 2024 under the caption “Financing Transactions,” and as described in this report under the caption “Liquidity and Capital Resources” and Notes 10, 11, and 17 to our financial statements.

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Critical Accounting Policies and Estimates

The Company’s significant accounting policies are detailed in “Note 1: Summary of Significant Accounting Policies” to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Quarterly Report on Form 10-Q. The Company follows these policies in preparation of the financial statements.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet activities as defined in Item 303(a)(4) of Regulation S-K.

Accounting Standards and Recent Accounting Pronouncements

None.

Emerging Growth Company Status

Pursuant to the JOBS Act, a company constituting an “emerging growth company” is, among other things, entitled to rely upon certain reduced reporting requirements and is eligible to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are an emerging growth company and have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. Our financial statements may, therefore, not be comparable to those of other public companies that comply with such new or revised accounting standards.

Management’s Discussion and Analysis of Financial Condition and Results of Operations as of the fiscal year ended December 31, 2024

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to those statements as included elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. See “Cautionary Note Regarding Forward-looking Statements” included elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed in Part I “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Under this “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations,” “we,” “us,” “our” “Fresh Vine Wine,” “Fresh Vine,” “Amaze” and the “Company” refer to Amaze Holdings, Inc.

Key Financial Metrics

We use net revenue, gross profit (loss) and net income (loss) to evaluate the performance of Amaze. These metrics are useful in helping us to identify trends in our business, prepare financial forecasts and make capital allocation decisions, and assess the comparable health of our business relative to our direct competitors.

	Year ended December 31,
	2024	2023
Net revenue	$299,065	$1,826,190
Gross profit (loss)	$(5,819)	$(2,585,929)
Net loss	$(2,518,986)	$(10,615,035)

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Components of Results of Operations and Trends That May Impact Our Results of Operations

Net revenue

Our net revenue consists primarily of wine sales to distributors and retailers, which together comprise our wholesale channel, and directly to individual consumers through our DTC channel. Net revenues generally represent wine sales and shipping, when applicable, and to a lesser extent branded merchandise and wine club memberships. For wine and merchandise sales, revenues are recognized at time of shipment. For Wine Club memberships, revenues are recognized quarterly at the time of fulfilment.

We refer to the volume of wine we sell in terms of cases. Each case contains 12 standard bottles, in which each bottle has a volume of 750 milliliters. Cases are sold through Wholesale/Retail or DTC channels.

The following factors and trends in our business have driven our net revenue results and are expected to be key drivers of our net revenue for the foreseeable future:

Brand recognition: As we drive visibility through traditional and modern marketing methods, we expect to build awareness and name recognition for Amaze in consumers’ minds. Brand awareness will be built substantially through social media channels.

Portfolio evolution: As a relatively new, high-growth brand, we expect and seek to learn from our consumers. We intend to continuously evolve and refine our products to meet our consumers’ specific needs and wants, adapting our offering to maximize value for our consumers and stakeholders.

Distribution expansion and acceleration: Purchasing by distributors and loyal accounts that continue to feature our wines are key drivers of net revenue.

Seasonality: In line with industry norms, we anticipate our net revenue peaking during the quarter spanning from October through December due to increased consumer demand around the major holidays. This is particularly true in our DTC revenue channel, where marketing programs will often be aligned with the holiday season and product promotions will be prevalent.

Revenue Channels

Our sales and distribution platform is built upon a highly developed network of distributor accounts. Within this network, we have signed agreements in place with several of the nation’s largest distributors including Southern Glazer’s Wine & Spirits and RNDC, among others. While we are actively working with these distributors in certain markets, they operate across the United States, and we intend to grow our geographic/market presence through these relationships. The development of these relationships and impacts to our related product mix will impact on our financial results as our channel mix shifts.

●	Wholesale channel: Consistent with sales practices in the wine industry, sales to retailers and distributors occur below SRP (Suggested Retail Price). We work closely with distributors to increase wine volumes and the number of products sold by their retail accounts in their respective territories.

●	DTC channel: Wines sold through our DTC channels are generally sold at SRP, although we do periodically offer various promotions. Our DTC channel continues to grow as a result of a number of factors, including expanded e-commerce sites and social media capabilities.

Wholesale channel sales made on credit terms generally require payment within 30 days of delivery; however our credit terms with Southern Glazer’s Wine & Spirits requires payment within 60 days of delivery. During periods in which our net revenue channel mix reflects a greater concentration of wholesale sales, we typically experience an increase in accounts receivable for the period to reflect the change in sales mix; payment collections in the subsequent period generally reduce our accounts receivable balance and have a positive impact on cash flows.

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We intend to maintain and expand relationships with existing distributors and form relationships with new distributors as we work to grow the Company. With multiple varietals within the Amaze portfolio, we consider ourselves to be a ‘one-stop shop’ for better-for-you wines. We continue to innovate with new products at competitive price points and strive to enhance the experience as we increase revenue with new and existing consumers.

In the DTC channel, our comprehensive approach to consumer engagement in both online and traditional forums is supported by an integrated e-commerce platform. Our marketing efforts target consumers who have an interest in healthy and active lifestyles. We attempt to motivate consumers toward a simple and easy purchasing decision using a combination of defined marketing programs and a modernized technology stack.

Increasing customer engagement is a key driver of our business and results of operations. We continue to invest in our DTC channel and in performance marketing to drive customer engagement. In addition to developing new product offerings and cross-selling wines in our product portfolio, we focus on increasing customer conversion and retention. As we continue to invest in our DTC channel, we expect to increase customer engagement and subsequently deliver greater satisfaction. We also distribute our wines via other wine e-commerce sites such as Wine.com and Vivino.com and plan to continue to add affiliate retail websites.

Net Revenue Percentage by Channel

We calculate net revenue percentage by channel as net revenue made through our wholesale channel to distributors, through our wholesale channel directly to retail accounts, and through our DTC channel, respectively, as a percentage of our total net revenue. We monitor net revenue percentage across revenue channels to understand the effectiveness of our distribution model and to ensure we are employing resources effectively as we engage customers.

	Year ended December 31,
	2024	2023
Wholesale	15%	73%
Director to consumer	85%	27%
	100%	100%

Cost of Revenues

Cost of revenues is comprised of all direct product costs such as juice, bottles, caps, corks, labels, and capsules. Additionally, we also categorize boxes and quality assurance testing within our cost of revenues. Amaze expects that cost of revenues will increase as net revenue increases. As the volume of the product inputs increases, the Company intends to work to renegotiate vendor contracts with key suppliers to reduce overall product input costs as a percentage of net revenue. Based on a proposed sale of inventory at a price below the Company’s cost, the Company completed an evaluation of the net realizable value of our inventory during the year ended December 31, 2023. As a result of this evaluation, the Company recorded a $1.8 million inventory write down to reflect it at its net realizable value by December 31, 2023. This is recorded in cost of revenue in the financial statements. The inventory reserve balance at December 31, 2023 was approximately $112,000. The Company estimated no inventory to be sold a price below the Company’s cost and therefore has no reserve as of December 31, 2024.

Additionally, the Company includes shipping fees in all DTC revenues. These fees are paid by end consumers at time of order and subsequently itemized within the cost of each individual sale.

As a commodity product, the cost of wine fluctuates due to annual harvest yields and the availability of juice. This macroeconomic consideration is not unique to Amaze, although we are conscious of its potential impact to our product cost structure.

Gross Profit (Loss)

Gross profit (loss) is equal to our net revenue less cost of revenues.

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Selling, General, and Administrative Expenses

Selling, general, and administrative expenses consist of selling expenses, marketing expenses, and general and administrative expenses. Selling expenses consist primarily of direct selling expenses in our wholesale and DTC channels, including payroll and related costs, product samples, processing fees, and other outside service fees or consulting fees. Marketing expenses consist primarily of advertising costs to promote brand awareness, contract fees incurred as a result of significant sports marketing agreements, customer retention costs, payroll, and related costs. General and administrative expenses consist primarily of payroll and related costs.

Equity-Based Compensation

Equity-based compensation consists of the accounting expense resulting from our issuance of equity or equity-based grants issued in exchange for employee or non-employee services. We measure equity-based compensation cost at the grant date based on the fair value of the award and recognize the compensation expense over the requisite service period, which is generally the vesting period. We recognize any forfeitures as they occur.

Results of Operations

	Year ended
	December 31,
	2024	2023
Net revenue	$299,065	$1,826,190
Cost of revenues	304,884	4,412,119
Gross profit (loss)	(5,819)	(2,585,929)
Selling, general and administrative expenses	3,112,840	6,322,184
Equity-based compensation	6,249	1,708,218
Loss from operations	(3,124,908)	(10,616,331)
Interest income	36,977	1,296
Interest expense	(155,409)	-
Unrealized loss on equity investment	(33,500)	-
Gain on extinguishment of liabilities	757,854	-
Net loss	$(2,518,986)	$(10,615,035)

Comparison of the Fiscal Years ended December 31, 2024 and 2023

Net Revenue, Cost of Revenues and Gross Profit

	Year ended December 31,		Change
	2024	2023	$	%
Net revenue	$299,065	$1,826,190	(1,527,125)	-84%
Cost of revenues	304,884	4,412,119	(4,107,235)	-93%
Gross loss	$(5,819)	$(2,585,929)	2,580,110	100%

We had net revenue in fiscal 2024 of approximately $300,000. Net revenue in fiscal 2023 was approximately $1.8 million. The decrease in net revenue was mostly attributable to decreasing sales and marketing spending as the Company planned for a potential merger in the first part of 2024 and the potential business combination in the second part of 2024. We generated net revenue of approximately $46,000 during fiscal 2024 from our wholesale distribution channel and approximately $254,000 of net revenue from our direct-to-consumer sales channel. This revenue distribution represents 15% and 85%, respectively, of our net revenue during the period.

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Selling, general and administrative expenses

	Year ended December 31,		Change
	2024	2023	$
Selling expenses	$283,752	$965,091	$(681,339)
Marketing expenses	343,148	1,576,324	(1,233,176)
General and administrative expenses	2,485,940	3,780,769	(1,294,829)
Total selling, general and administrative expenses	$3,112,840	$6,322,184	$(3,209,344)

For the year ended December 31, 2024, selling, general and administrative expenses decreased 51%, compared to the period ended December 31, 2023. Selling, general and administrative expense decreases were largely driven by decreases in expenses due to lower staffing headcount and related salaries and less consulting, legal and financial expenses as operational activity decreased from 2023 to 2024. The year-over-year decrease in marketing expenses primarily resulted from decreased advertising, social media marketing, tastings, and other promotion materials and events as selling and marketing expenses are directly related to sale trends. During 2024, the Company extinguished liabilities totaling approximately $758,000.

Cash Flows

	Year ended
	December 31,
	2024	2023
Cash provided by (used in):
Operating activities	$(1,931,830)	$(4,809,009)
Investing activities	(3,500,000)	(500,000)
Financing activities	5,251,137	3,565,014
Net (decrease) increase in cash	$(180,693)	$(1,743,995)

Net cash used in operating activities was approximately $1.9 million and $4.8 million for the years ended December 31, 2024 and December 31, 2023, respectively. Cash used in operating activities decreased in the period ended December 31, 2024 was primarily the result of decreased overall business as sales were down, as well as decreases in general and administrative expenses due to lower staffing headcount and related salaries and less consulting, legal and financial expenses as operational activity decreased from 2023 to 2024. The decrease is also due to the fact that no inventory purchases were made in 2024 to maintain our inventory levels to meet demand and reductions in costs for staffing and marketing activities.

Net cash used in investing activities was $3,500,000 and $500,000 for the years ended December 31, 2024 and December 31, 2023, respectively. Cash used in investing activities in the 2024 period was from the note receivable issued to Amaze Software, Inc., see Note 5 to accompanying financial statements.

Net cash provided by financing activities was approximately $5.3 million and $3.6 million for the years ended December 31, 2024 and December 31, 2023, respectively. The difference is due to the Rights Offering of $2,615,014, the issuance of preferred stock for a net of $950,000 during the year ended December 31, 2023, proceeds from the issuance of preferred stock for a net of approximately $4.8 million and $500,000 from the sale of convertible debt for the year ended December 31, 2024.

Liquidity and Capital Resources

Our primary cash needs are for working capital purposes, such as producing or purchasing inventory and funding operating expenses. We have funded our operations through equity and debt financings, as described under the caption “Financing Transactions” below.

We have incurred losses and negative cash flows from operations since our inception in May 2019, including net losses of approximately ($2.5) million and ($10.6) million during the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, we had an accumulated deficit of approximately $29.2 million and a total stockholders’ equity of approximately $1.5 million. We expect to incur losses in future periods as we continue to operate our business and incur expenses associated with being a public company.

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As of February 6, 2025, we had approximately $1.0 million in cash. We are dependent upon the sale of the Purchase Shares to the Selling Stockholder or other financing to meet our working capital needs . Additional financing may not be available on favorable terms or at all. If additional financing is available, it may be highly dilutive to existing stockholders and may otherwise include burdensome or onerous terms. The Company’s inability to raise additional working capital in a timely manner will negatively impact the ability to fund operations, generate revenues, maintain or grow the business and otherwise execute the Company’s business plan, including its pursuit of its pending business combination transaction, leading to the reduction or suspension of operations and ultimately potentially ceasing operations altogether and initiating bankruptcy proceedings. Should this occur, the value of any investment in the Company’s securities would be adversely affected.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Our ability to continue as a going concern in the future will be determined by our ability to generate sufficient cash flow to sustain our operations, raise additional capital in the form of debt or equity financing and/or complete a successful combination transaction with a suitable target company. Our forecast of cash resources is forward-looking information that involves risks and uncertainties, and the actual amount of our expenses could vary materially as a result of a number of factors. We have based our estimates on assumptions that may prove to be wrong, and our revenue could prove to be less and our expenses higher than we currently anticipate. Management does not know whether additional financing will be on terms favorable or acceptable to us when needed, if at all. If we are unable to generate sufficient cash flow to fund our operations and adequate additional funds are not available when required, management may need to curtail its sales and marketing efforts, which would adversely affect our business prospects, or we may be unable to continue operations.

As disclosed under Item 3 - Legal Proceedings , the Company has been a defendant in a lawsuit styled Timothy Michaels v. Fresh Vine Wine, Inc. filed May 27, 2022 in the Fourth Judicial District Court, Hennepin County, Minnesota. On January 25, 2024, the jury in the lawsuit rendered a verdict against the Company awarding damages to Mr. Michaels in the amount of $585,976.25. The damages awarded to Mr. Michaels by the trial court are not covered by the Company’s insurance policies. The Company appealed the verdict and the court of appeals affirmed the judgment in February 2025, awarding an additional $21,644 in damages. The Company petitioned the supreme court for review on March 12, 2025 and is awaiting the supreme court’s decision on its petition. Although the Company believes it has legal grounds to appeal the verdict, continued litigation and related actions may be expensive, the outcome of any litigation (including any appeal) is difficult to predict and the existence of continued litigation may impact the ability of management to focus on other business matters. Furthermore, the Company will be required to post an appeals bond in order to stay execution of the money judgment pending any appeal. Given the Company’s current financial position, the cost of such an appeals bond is uncertain and may be higher than the typical cost of such a bond or require the Company to provide cash or other collateral.

Current Strategy

Acquisition of Amaze Software, Inc.

On March 7, 2025, the Company completed the acquisition of Amaze Software, Inc., pursuant to an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of Fresh Vine (“Merger Sub”), Amaze Software, Inc., a Delaware corporation (“Amaze Software”), the stockholders of Amaze Software listed on Schedule I thereto (each, a “Holder” and together the “Holders”), and Aaron Day, solely in his capacity as the Holders’ Representative (the “Holders’ Representative”). Amaze Software is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services.

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Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Amaze (the “Merger”) with Amaze as the surviving company and a wholly owned subsidiary of Fresh Vine, and (ii) the aggregate merger consideration paid by the Company in connection with the acquisition included 750,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), plus warrants (the “Merger Warrants”) to purchase an aggregate of 8,750,000 shares of Fresh Vine’s common stock, par value $0.001 per share (the “Common Stock”).

The Merger Agreement contains various covenants of the parties, including covenants providing for (a) the Company to prepare and a file with the Securities and Exchange Commission (SEC) a proxy statement related to the solicitation of stockholder votes to approve the Fresh Vine Stockholder Matters (as defined in the Merger Agreement), including the issuance of shares of Common Stock in excess of the Exchange Share Cap and Individual Holder Share Cap (as defined in the Certificate) and the resulting change in control of Fresh Vine; and (b) for the Company to prepare and file with the SEC a registration statemen for the purpose of registering for resale the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Merger Warrants.

Financing Transactions

We have funded our operations through a combination of debt and equity financings.

During the first quarter of 2023, the Company distributed, at no charge to holders of the Company’s common stock, non-transferable subscription rights to purchase up to an aggregate of 6,366,129 Units. Each Unit consisted of one share of our common stock and a Warrant to purchase one share of our common stock. The Warrants were exercisable immediately, expire five years from the date of issuance and have an exercise price of $1.25 per share. For each share of common stock held by a stockholder of the Company on February 22, 2023, the record date of the Rights Offering, such stockholder received 0.5 subscription rights. Each whole subscription right allowed the holder thereof to subscribe to purchase one Unit, which we refer to as the basic subscription right, at a subscription price of $1.00 per Unit. In addition, any holder of subscription rights exercising his, her or its basic subscription right in full was eligible to subscribe to purchase additional Units that remained unsubscribed in the Rights Offering at the same subscription price per Unit that applied to the basic subscription right, subject to proration among participants exercising their over-subscription privilege, which we refer to as the over-subscription privilege. The subscription rights period expired on March 9, 2023, and resulted in stockholders subscribing for 3,143,969 Units. Upon the closing of the Rights Offering, which occurred on March 14, 2023, we issued 3,143,969 shares of common stock and 3,143,969 Warrants and received aggregate gross cash proceeds of approximately $3.14 million. After deducting dealer-manager fees and other fees and expenses related to the Rights Offering, we received net proceeds of approximately $2.7 million. If exercised, additional gross proceeds of up to approximately $3.93 million may be received through the exercise of Warrants issued in the Rights Offering. The Rights Offering was made pursuant to a registration statement on Form S-1 (Registration No. 333-269082), which was declared effective by the U.S. Securities and Exchange Commission on February 14, 2023, and the prospectus dated February 22, 2023.

On August 2, 2023, the Company entered into a Securities Purchase Agreement with two accredited investors pursuant to which the Company agreed to issue and sell in a private placement (the “Series A Offering”) shares of a newly created series of preferred stock designated as Series A Convertible Preferred Stock (the “Series A Stock”). Pursuant to the Securities Purchase Agreement, the purchasers collectively agreed to purchase up to 10,000 shares of Series A Stock at a per share purchase price equal to $100.00, for total gross proceeds of up to $1.0 million. The purchasers purchased 4,000 shares of Series A Stock for an aggregate purchase price of $400,000 on August 4, 2023, purchased an additional 4,000 shares of Series A Stock for an aggregate purchase price of $400,000 on September 7, 2023, and purchased an additional 2,000 shares of Series A Stock for an aggregate purchase price of $200,000 on December 1, 2023. The Company previously engaged The Oak Ridge Financial Services Group, Inc. (“Oak Ridge”) to serve as a financial adviser to the Company in connection with the capital raising activities. The Company paid Oak Ridge a $10,000 cash advisory fee upon commencement of the engagement and, in connection with the Series A Offering, the Company has agreed to pay the Oak Ridge a cash fee equal to 5.0% of the gross proceeds received by the Company in the Series A Offering, in addition to reimbursing Oak Ridge for its out-of-pocket expenses.

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On October 8, 2024, the Company entered into Securities Purchase Agreements with two accredited investors, pursuant to which the Company agreed to sell up to an aggregate principal amount of $600,000 of secured convertible promissory notes (“Notes”) that will be convertible into shares of the Company’s common stock, par value $0.001, and warrants (“Warrants”) to purchase up to 740,000 shares of common stock. The Notes were issued with original issuance discount of 20%, resulting in gross proceeds of $500,000 to the Company. The Notes bear no interest unless an event of default occurs, and mature on April 8, 2025. The Notes may be prepaid. Each Note is convertible into common stock at a conversion price equal to $0.40. A holder of the Note (together with its affiliates) may not convert any portion of the Note to the extent that the holder would beneficially own more than 9.99% of the outstanding shares of the Company’s common stock immediately after exercise. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Notes will be subject to adjustment from time to time for any subdivision or consolidation of shares, dilutive issuances and other events.

During 2024, the Company sold a total of 50,000 shares of Series B Convertible Preferred Stock to accredited investors at a purchase price of $100.00 per share in a private placement pursuant to securities purchase agreements, for a total in gross proceeds of approximately $5 million. Each share of Series B Stock shall be convertible at the option of the holder thereof into the number of shares common stock (“Conversion Shares”) calculated by dividing the Stated Value by the Conversion Price (the “Conversion Ratio”)(subject to the limitations described below). For such purposes, the “Conversion Price” means $0.45. However, if the Company’s common stock fails to continue to be listed or quoted for trading on a stock exchange (currently, the NYSE American), then the “Conversion Price” thereafter will mean the lesser of (i) $0.45, or (ii) the closing sale price of the common stock on the trading day immediately preceding the conversion date; provided that the Conversion Price shall not be less than $0.05 (the “Floor Price”).

Critical Accounting Policies and Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

While all significant accounting policies are more fully described in Note 1 (Summary of Significant Accounting Policies) to our audited financial statements, we believe that the following accounting policies and estimates are critical to our business operations and understanding of our financial results.

Allowance for Doubtful Accounts

Accounts receivable consists of amounts owed to us for sales of our products on credit and are reported at net realizable value. Credit terms are extended to customers in the normal course of business. We perform ongoing credit evaluations of our customers’ financial conditions. We estimate allowances for future returns and doubtful accounts based upon historical experience and its evaluation of the current status of receivables. Accounts considered uncollectible are written off against the allowance. As of December 31, 2024 and 2023 we had $13,403 and $0 in the allowance for doubtful accounts, respectively.

Allowance for Inventory Reserve

Inventories primarily include bottled wine which is carried at the lower of cost (calculated using the first-in-first-out (“FIFO”) method) or net realizable value. We reduce the carrying value of inventories that are obsolete or for which market conditions indicate cost will not be recovered to estimated net realizable value. Our estimate of net realizable value is based on analysis and assumptions including, but not limited to, historical experience, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of revenues. As of December 31, 2024 and 2023 there was $0 and $111,710 inventory reserve related to estimated net realizable value, respectively.

Equity-Based Compensation

We measure equity-based compensation cost at the grant date based on the fair value of the award and recognize the compensation expense over the requisite service period, which is generally the vesting period. We recognize any forfeitures as they occur.

We measure equity-based compensation when the service date precedes the grant date based on the fair value of the award as an accrual of equity-based compensation and adjusts the cost to fair value at each reporting date prior to the grant date. In the period in which the grant occurs, the cumulative compensation cost is adjusted to the fair value at the date of the grant.

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Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet activities as defined in Item 303(a)(4) of Regulation S-K.

Accounting Standards and Recent Accounting Pronouncements

See Note 1 (Summary of Significant Accounting Policies) to our audited financial statement for a discussion of recent accounting pronouncements.

Emerging Growth Company Status

Pursuant to the JOBS Act, a company constituting an “emerging growth company” is, among other things, entitled to rely upon certain reduced reporting requirements and is eligible to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are an emerging growth company and have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. Our financial statements may, therefore, not be comparable to those of other public companies that comply with such new or revised accounting standards.

PROPERTIES

On January 16, 2026, Amaze Holdings, Inc. entered into a lease with Paularino Campus LP for approximately 2,655 rentable square feet of general office space (Suite D-200) at 150 Paularino Avenue, Costa Mesa, California, within the Culture Yard office project. The lease term is 26 months, commencing February 1, 2026 and expiring March 31, 2028. Base rent is $6,903 per month for months 1–12, $7,115 per month for months 13–24, and $7,328 per month for months 25–26, with two months of base rent abated early in the term, subject to continued compliance. The lease is triple-net, and Amaze is responsible for its 3.67% pro rata share of operating expenses and real estate taxes, currently estimated at approximately $2,867 per month. The lease requires a $11,214.72 security deposit and includes ten unreserved parking spaces at no additional charge. Amaze holds one two-year renewal option at a rental rate equal to the greater of the final month’s rent or then-fair market rent, subject to customary conditions.

Our Sales office is located in Florence, Kentucky. On October 7, 2025, Amaze Holdings, Inc. entered into a lease with Sussex Investment Partners LLC for approximately 1,250 rentable square feet of office space (Unit 209) at the Florence Business Center, located at 7505 Sussex Drive, Florence, Kentucky 41042 The lease term is one year, from November 1, 2025 through October 31, 2026. Monthly base rent is $1,800, with rent commencement deferred until an occupancy permit is obtained if delayed. The landlord is responsible for all building maintenance, real estate taxes, and utilities (excluding phone and internet). Amaze provided a $1,800 security deposit, and the lease does not require a personal guarantee.

LEGAL PROCEEDINGS

Timothy Michaels

On February 24, 2022, Timothy Michaels, the former Chief Operating Officer of the Company, signed a Separation Agreement and Release (the “Separation Agreement”) in connection with the termination of his employment with the Company, which occurred on February 7, 2022.

On May 27, 2022, Mr. Michaels filed a complaint against the Company in the Fourth Judicial District Court, Hennepin County, Minnesota, alleging that the Company breached the February 24, 2022 Separation Agreement by including a restricted “lock-up” legend on shares of the Company’s common stock issued to Mr. Michaels pursuant to the Settlement Agreement. The complaint also included counts alleging breach of the implied covenant of good faith and fair dealing, issuer liability under Minn. Stat. § 336.8-401 for delay in removing or directing the Company’s transfer agent to remove the lock-up legend from the shares, conversion and civil theft.

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The Company made a motion seeking dismissal of the conversion and civil theft counts, which was granted by the Fourth Judicial District Court, Hennepin County, Minnesota on October 31, 2022. On August 9, 2023, the Company moved for summary judgment on Mr. Michaels’ remaining claims. A jury trial commenced on January 23, 2024. During trial, on January 24, 2024, the Company filed a motion for judgement in favor of the Company as a matter of law, which was denied by the Court. On January 25, 2024, the jury in the lawsuit rendered a verdict against the Company awarding damages to Mr. Michaels in the amount of $585,976.25. On February 22, 2024, the Company filed a renewed motion for post-verdict judgment in favor of the Company as a matter of law. On February 26, 2024, the Judge in the lawsuit denied the renewed motion for post-verdict judgment. On March 25, 2024, Mr. Michaels filed a Notice and Application for Taxation of Costs and Disbursements. On March 26, 2024, the Company filed its Notice of Appeal. On March 26, 2024, Mr. Michaels served a motion for Pre-verdict and Prejudgment Interest. On March 27, 2024, a Notice of Entry of Judgment was filed and, on March 28, 2024, a Notice of Docketing of Judgment was entered. Mr. Michaels has commenced garnishment proceedings against certain of the Company’s bank accounts and other third parties in an attempt to collect on the judgment and such proceedings remain pending. The Company appealed the verdict and the court of appeals affirmed the judgment in February 2025, which granted approximately $22,000 in additional damages to Mr. Michaels. On March 12, 2025, the Company petitioned the supreme court for review. On May 13, 2025, the supreme court denied the petition. At September 30, 2025 and December 31, 2024, approximately $342,000 and $485,000, respectively, was accrued as a liability related to this judgment. As of the date of this prospectus, the Company has paid this judgment in full.

G&I IX Aviation LLC v. Teespring, Inc. et al.

Amaze Holding Company LLC is a defendant in G&I IX Aviation LLC v. Teespring, Inc. et al., Case No. 23-CI-00220 in Boone County Circuit Court, Kentucky. When Amaze acquired certain assets of Teespring, Inc., pursuant to an Asset Purchase Agreement in November 2022, Teespring, Inc. leased commercial property located at 1201 Aviation Boulevard, Hebron, Kentucky, owned by Plaintiff G&I IX Aviation LLC (“G&I”). During and after APA negotiations, Amaze attempted to assume the lease, but Plaintiff refused to consent to the assignment of the lease unless Amaze paid previous obligations the landlord claimed Teespring. Inc. owed. Ultimately, G&I and Amaze never signed a consent to assignment of the lease. Plaintiff provided a notice of default on December 15, 2022, and filed its complaint against Teespring, Inc. and Amaze on February 1, 2023. Plaintiff demands $868,513.34 in unpaid rent plus attorneys’ fees. On June 12, 2024, the court denied Plaintiff’s motion for summary judgment against Amaze. Plaintiff filed a second motion for summary judgment on August 28, 2025, which is now fully briefed and awaiting hearing. No trial date has been set.

Dubow Decorating, Inc. v. Amaze Software, Inc.

Amaze Software, Inc. is the Defendant and Counter-Plaintiff in Dubow Decorating, Inc. v. Amaze Software Inc., Case No. 05-CV-25-699, in the Benton County District Court, State of Minnesota, filed on April 16, 2025.  Dubow Decorating, Inc. (“Dubow”) was a vendor for Amaze and provided printing services. Dubow sued Amaze claiming $394,000 in damages for Amaze’s failure to pay certain invoices, and Amaze asserted several defenses based on quality of services, discrepancies with Dubow’s invoices and its admitted overbilling. Amaze also asserted counterclaims against Dubow for defamation and tortious interference with Amaze’s other vendor relationships. The litigation was settled on November 5, 2025, with $185,000 accrued in accounts payable as of September 30, 2025.

DinoCloud, Inc. v. Amaze Software, Inc.

Amaze Software, Inc. is the Defendant in DinoCloud, Inc. v. Amaze Software, Inc., Case No. N24C-02-496 PAW, in the Superior Court of the State of Delaware in and for New Castle County, filed on February 25, 2025 and served on the Company on April 28, 2025. Plaintiff alleges breach of contract, breach of good faith and fair dealing, detrimental reliance, and unjust enrichment and claims $202,000 in damages. The Company filed its answer and affirmative defenses on July 17, 2025. The parties have started discovery.

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE [UPDATE]

Executive Officers

The following table sets forth certain information concerning our executive officers as of February [__], 2026.

Name	Age	Positions
Aaron Day	56	Chief Executive Officer
Joel Krutz	52	Chief Financial Officer

Biographical information for our Chief Executive Officer is included with the director biographies under “Board of Directors” below.

Joel Krutz brings more than 20 years of senior financial and operational leadership experience across public companies in media, technology, and digital infrastructure. Most recently, Mr. Krutz served as Chief Financial Officer and Chief Operating Officer of Crown Electrokinetics Corp., an OTC and formerly NASDAQ company (“Crown”), from June 2021 to October 2025. Mr. Krutz also served on the board of directors of Crown from August 2023 to October 2025. Prior to Crown, Mr. Krutz served as CFO for ViacomCBS Networks International (“VCNI”), the premium content companies international division, from September 2015 to March 2020, where he supported the financial strategy of a multi-billion-dollar global media business. Prior to that role, he held senior finance leadership roles at Viacom International Media Networks, including Senior Vice President, Financial Planning and Analysis and Vice President, Financial Operations and Compliance. Mr. Krutz received a Bachelor of Management Studies with an Accounting major from Waikato University, New Zealand. He obtained his professional CIMA qualification from the UK’s Association of Chartered Management Accountants, and CTAMU certification from Harvard Business School’s Executive program.

Board of Directors

Director	Age	Positions	Director Since
Aaron Day	56	Director	2025
Peter Deutschman	49	Director	2025
Eric Doan	46	Director	2021
Amrapali Gan	39	Director	2025
Sandra Hawkins	50	Director	2025
Michael Pruitt	65	Director	2021
David Yacullo	58	Director	2021

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Director	Principal Occupation, Business Experience for the Past 5 Years, Directorships of Public Companies
Aaron Day	Aaron Day joined the Company’s Board of Director on March 7, 2025, upon the closing of the Company’s acquisition of Amaze Software, Inc. Mr. Day brings over two decades of executive leadership experience to the Company Amaze, with a track record of successfully scaling companies across multiple industries, including technology and industrial manufacturing. Mr. Day serves as Chief Executive Officer of Amaze Software, Inc., a position he has held since 2021. Prior to joining Amaze Software, Inc., Mr. Day served in the position of Director of Global Partnership and Integrations at Canva, Inc. from 2019 to 2021. Mr. Day also served as the Chief Executive Officer of Blackford Capital, a private equity fund and Trend Offset Printing, Inc., a printing and logistics company. Mr. Day holds a bachelor’s degree in political science from Wake Forest University.

Peter Deutschman	Peter Deutschman is nominated for election to the Company’s Board of Directors. Mr. Deutschman is the Chief Executive Officer of the business strategy and value acceleration firm The Buddy Group, a position he has held since 2005. Over the last 20 years, he and his firm have supported over 15 investor days, 300 product launches and 200 brand transformations. From 2020 to 2022 he was the former Chief Innovation Officer at retail Michaels during the transition from Bain Capital (as public entity) to Apollo (as private co) responsible for development of MakerPlace by Michaels, the ETSY competitor. Mr. Deutschman holds a bachelor’s degree from Pepperdine University and a master’s degree in management and producing from Columbia University.

Eric Doan	Eric Doan joined the Company’s Board of Directors on December 13, 2021, which was the effective date of the registration statement for the Company’s initial public offering. Mr. Doan serves as Chief Financial Officer of Orchard Software Corporation, a position he has held since April 2020. Before joining Orchard Software, Mr. Doan previously held Chief Financial Officer and Chief Operating Officer positions in private equity-backed companies, most recently as Chief Financial Officer of Edmentum Inc. from July 2018 through March 2020, Chief Financial Officer of myON by Renaissance from May 2017 to July 2018, and Chief Operating Officer of Jump Technologies, Inc. from September 2016 to May 2017. Mr. Doan holds bachelor’s degrees in Zoology and Classical Humanities and a Master of Business Administration (MBA) from Miami University.

Amrapali Gan	Amrapali Gan is nominated for election to the Company’s Board of Directors. Ms. Gan is currently the Founder and Chief Executive Officer of Hoxton Projects, LLC, a consulting business, a role she has held since August 2023. Previously, Ms. Gan served as the Chief Marketing Officer from September 2020 to December 2021 and the Chief Executive Officer from December 2021 to July 2023 of Fenix International Limited, a social media platform operating the website OnlyFans. Prior to that, Ms. Gan owned and operated a consulting agency called Arcade Agency, LLC from March 2018 to December 2021. She also has previous experience as a Vice President of Marketing at LaBrea Kitchen and a Public Relations Director at Lowell Farms. Ms. Gan holds an associate degree in marketing from the Fashion Institute of Design and Merchandising, a Bachelor of Arts degree in communications from California State University, Los Angeles and a certificate in entrepreneurship from Harvard Business School.

Sandra Hawkins	Sandra Hawkins is nominated for election to the Company’s Board of Directors. Since December 2024, she has served as the President of Teikametrics, Inc., an artificial intelligence marketplace optimization platform for Amazon, Walmart and TikTok. Prior to that, she worked as a consultant from 2023 to 2024 advising companies on TikTok, TikTok Shop and the creator space. From 2020 until 2023 she served as the Head of TikTok Shop US; General Manager, North America Global Business Solutions at TikTok, Inc,. a social media platform. In those roles she launched the TikTok Shop in the United States and ran the North American advertising business. From 2018 until 2020, Ms. Hawkins served as Assistant Vice President, Cloud Advertising at Adobe. Ms. Hawkins received bachelor’s degrees in Biology and Organizational Behavior and Management from Brown University.

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Michael Pruitt	Mr. Pruitt joined the Company’s Board of Directors on December 13, 2021, which was the effective date of the registration statement for the Company’s initial public offering and, from July 2023 until June 2025, he served as the Interim Chief Executive Officer of the Company. Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments in 1999. In 2001, he formed Avenel Ventures, a technology investment and private venture capital firm. In February 2005, Mr. Pruitt formed Chanticleer Holdings, Inc., then a public holding company (now known as Sonnet BioTherapeutics Holdings, Inc.), and he served as Chairman of the Board of Directors and Chief Executive Officer until April 1, 2020, at which time the restaurant operations of Chanticleer Holdings were spun out into a new public entity, Amergent Hospitality Group, Inc., where Mr. Pruitt continues to serve as its Chairman and Chief Executive Officer. From October 2020 until September 2025, Mr. Pruitt was a member of the Board of Directors of IMAC Holdings, Inc. (OTCQB: BACK). Mr. Pruitt also served as a director on the board of Hooters of America, LLC from 2011 to 2019. Mr. Pruitt was a member of the Board of Directors of Forward Industries (Nasdaq: FWDI) from January 28, 2025 to May 16, 2025. Since May 16, 2025, Mr. Pruitt has served as the Chief Executive Officer of Forward Industries and was reappointed to its Board of Directors in September 2025. Mr. Pruitt received a B.A. degree from Costal Carolina University. Mr. Pruitt currently sits on the Board of Visitors of the E. Craig Wall Sr. College of Business Administration, the Coastal Education Foundation Board, and the Athletic Committee of the Board.

David Yacullo	David Yacullo joined the Company’s Board of Directors on December 13, 2021, which was the effective date of the registration statement for the Company’s initial public offering. Mr. Yacullo currently serves as Owner/Chairman of Outdoor Solutions, LLC since 2018. Prior to that, Mr. Yacullo served as Chief Revenue Officer of Van Wagner Outdoor, a position he held from 2019 through 2022, until the company was sold to Outfront Media. From 2016 until 2018, Mr. Yacullo served as Chief Revenue Officer of Holt Media Companies, Inc. Prior to that, Mr. Yacullo founded Outdoor Media Group (OMG) in 2001 and served as its Chief Executive Officer from 2003 until 2016. Mr. Yacullo began his career working for Outdoor Services Inc. (OSI) from 1989 through 2001, where he served in various positions, including as its President.

EXECUTIVE COMPENSATION [UPDATE/CONFIRM]

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for:

●	all individuals serving as our principal executive officer or acting in a similar capacity during fiscal 2025;
●	our two most highly compensated named executive officers at December 31, 2025 whose annual compensation exceeded $100,000; and
●	up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company at December 31, 2025.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total Compensation

Aaron Day (1)	2025	306,295		156,065 (7)		462,368
CEO

Michael Pruitt (2)	2025	35,000	50,000	54,772 (4)	15,000 (5)	154,777
Former CEO	2024	40,000			20,000 (5)	60,000

Rick Nechio (3)	2025	84,240			6,250 (6)	90,490
Former President and Head of Sales	2024	150,000				150,000

Ezra Rosensaft	2025	120,063			75,000 (8)	195,063
Former CFO

(1)	Mr. Day commenced serving as our Chief Executive Officer June 13, 2025.
(2)	Mr. Pruitt served as interim Chief Executive Officer from July 19, 2023 to June 12, 2025.
(3)	Mr. Nechio served as President and Head of Sales until August 4, 2025.
(4)	Represents restricted stock unit awards to board members in December 2025.
(5)	Represents compensation paid for services as a director.
(6)	Represents severance payments made in 2025.
(7)	Represents restricted stock units awarded to Company executives in December 2025.
(8)	Represents severance payments made in 2025.

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Executive Employment Agreements

Aaron Day. On June 13, 2025, the Company appointed Aaron Day, age 56, as its new Chief Executive Officer.

Joel Krutz. On December 16, 2025, the Company appointed Joel Krutz, age 52, as its new Chief Financial Officer, effective January 5, 2026. In connection with his appointment as Chief Financial Officer, on December 17, 2025, the Company entered into an employment offer letter with Mr. Krutz (the “Offer Letter”) that provides for an initial base salary of $400,000, one-time bonuses if certain performance metrics are met in 2026, and future eligibility to receive performance bonuses based on the Company’s achievement revenue targets to be determined by the Board or a committee thereof. Additionally, Mr. Krutz has been granted 586,085 restricted stock units (RSUs) under the Company’s Amended and Restated 2021 Equity Incentive Plan. The RSUs will vest over 3 years, with one-third of the RSUs vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments thereafter until the third anniversary of the grant date. Mr. Krutz’s employment is expected to commence on January 5, 2026 and is at-will.

Securities Authorized for Issuance under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)

Plans approved by our shareholders	[69,892]	[$3.04]	[1,730,108]
2021 Equity Incentive Plan

Plans not approved by shareholders	-	-	-

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Outstanding Equity Awards at Year End

The following table provides information concerning outstanding equity awards for each named executive officer as of December 31, 2025.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares of unit of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market of payout value of unearned shares, units or other rights that have not vested

Michael Pruitt	[_]	[__]	[__]	[__]	[__]	105,874	40,232	[__]	[__]
Aaron Day	[__]	[__]	[__]	[__]	[__]	511,690	194,442	[__]	[__]

Compensation of Directors

The Board (or a compensation committee thereof) will periodically reevaluate the form and amount of director compensation and make adjustments that it deems to be appropriate. We will also reimburse our directors for reasonable expenses incurred in the performance of the directors’ services to us upon submission of invoices and receipts for such expenses.

The Company adopted a new director compensation program commencing in 2023. Under this program, the Company pays quarterly cash compensation of $5,000 to each non-employee member of our Board of Directors, which is paid in quarterly installments in arrears on the last day of each calendar quarter (or, if not a business day, then the next business day), prorated for partial quarterly periods as appropriate (the “Director Fees”).

Director Compensation Table

The following table sets forth information regarding the compensation earned or paid for service on our Board of Directors by our non-employee directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Eric Doan	20,000	54,772	74,772
Brad Yacullo	20,000	-	20,000
David Yacullo	20,000	54,772	74,772
Peter Deutschman	-	49,793	49,793
Amrapali Gan	-	54,772	54,772
Sandra Hawkins	-	54,772	54,772

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS [UPDATE]

The following table lists, based on amounts outstanding as of the date of this Prospectus, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned.

The percentage of beneficial ownership shown in the table is based on 35,645,683 shares of Common Stock, [4,500] shares of Series A Preferred Stock, [5,250] shares of Series B Preferred Stock, and [8,550] shares of Series C Preferred Stock outstanding as of February 6, 2025.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Amaze Holdings, Inc., 150 Paularino, Suite D-200, Costa Mesa, CA 92626.

[Printer please delete all 6 preferred stock columns below ]

	Common Stock		Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock
Name of Beneficial Owner	Number of Shares	Percent	Number of Shares	Percent	Number of Shares	Percent	Number of Shares	Percent
Executive Officers and Directors
Aaron Day(1)	575,315	1.6%	—	—	—	—	—	—
Rick Nechio	68,412	—	—	—	—	—	—	—
Ezra Rosencraft	—	—	—	—	—	—	—	—
Eric Doan	36,597	*	—	—	—	—	—	—
Michael Pruitt	36,597
David Yacullo	36,597	*	—	—	—	—	—	—

Peter Deutschman	100,061	*	—	—	—	—	—	—
Amrapali Gan	35,292	—	—	—	—	—	—	—
Sandra Hawkins	35,292	—	—	—	—	—	—	—
Directors, nominees and executive officers as a group (9 people)	855,751	*	0	0%	0	0%	0	0%

(1)	Includes 5,924 shares held by the Day Family Trust dated August 20, 2020, of which Aaron E. Day and Elizabeth B. Day serve as trustees.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our audit committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our audit committee will consider the relevant facts and circumstances to decide whether to approve such transactions.

Transactions with Related Persons

In addition to the compensation arrangements discussed in this prospectus under the caption “Executive Compensation,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:

● we have been or are to be a participant;

● the amount involved exceeds or will exceed $120,000; and

● any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals had or will have a direct or indirect material interest.

Director and Officer Indemnification Agreements

We have entered into indemnification agreements (the “Indemnification Agreements”) with each of our current and former officers and directors. The Indemnification Agreements clarify and supplement indemnification provisions already contained in the Company’s bylaws (the “Bylaws”) and generally provide that the Company shall indemnify the indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of Amaze Holdings, Inc. as of December 31, 2024 and 2023 and for the years then ended, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Wipfli LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Amaze Software, Inc. as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Bush & Associates, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance where a copy of the contract or other document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at https://www.amaze.co. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

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You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our definitive proxy statement on Schedule 14A filed on May 7, 2025, as supplemented;
●	our annual report on Form 10-K for the year ended December 31, 2024, filed on March 31, 2025;
●	our quarterly reports on Form 10-Q filed on May 20, 2025, August 14, 2025 and November 14, 2025;
●	our current reports on Form 8-K and any and all amendments thereto, filed on January 10, February 6, February 12, February 13, March 10, March 11, March 13, March 31, April 9, and April 16, April 30, and May 7, May 20, May 23, June 2, June 4, June 13, June 18, 2025, July 7, 2025, July 15, 2025, July 25, 2025, August 13, 2025, August 15, 2025, September 3, 2025, September 17, 2025, October 15, 2025, October 27, 2025, November 12, 2025, November 14, 2025, November 18, 2025, November 21, 2025, December 10, 2025, December 12, 2025, December 16, 2025, December 23, 2025 and February 3, 2026 (in each case other than portions of those documents, if any, deemed to be furnished and not filed); and
●	the description of our common stock contained in our registration statement on Form 8-A, filed on December 9, 2021, and any other amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement (or post-effective amendment thereto) and prior to the effectiveness of the registration statement (or post-effective amendment thereto), but excluding any information deemed furnished and not filed with the SEC.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Amaze Holdings, Inc., Attention: Chief Financial Officer, 150 Paularino, Suite D-200, Costa Mesa, CA 92626. You may also telephone us at (855) 766-9463.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://www.amaze.co. Except for the specific incorporated documents listed above, the information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus or the registration statement of which it forms a part.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

Expense	Amount
SEC Registration Fee	$2,579
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	25,000
Miscellaneous Fees and expenses	*
Total	$32,579

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Registrant’s articles of incorporation and bylaws provide for the indemnification of its officers and directors against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe their conduct was unlawful. The Registrant has also entered into customary indemnification agreements with each of its directors and officers that provide them, in general, with customary indemnification in connection with their service to the Registrant or on the Registrant’s behalf. The Registrant also maintains officers’ and directors’ liability insurance that insures against liabilities that its officers and directors may incur in such capacities.

The Registrant’s articles of incorporation limits or eliminates the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes. The above discussion of our articles of incorporation, bylaws and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such articles of incorporation, bylaws and applicable Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Since January 1, 2023, we have issued unregistered securities to a limited number of persons as described below (share information reflects a 1-for-23 reverse stock split of our common stock effected June 12, 2025):

Issuances to Vendors and Consultants

On June 18, 2025, we issued 22,608 shares of common stock to an accredited investor as compensation for business development services.

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On July 11, 2025, we issued 100,000 shares of common stock to an accredited investor as compensation for strategic advisory services.

Issuance of Commitment Shares Pursuant to the Purchase Agreement

On June 30, 2025, we issued the Selling Stockholder 23,631 shares of common stock as commitment shares pursuant to the Purchase Agreement.

On July 29, 2025, we issued the Selling Stockholder 3,331 shares of common stock as commitment shares pursuant to the Purchase Agreement.

On September 25, 2025, we issued the Selling Stockholder 2,063 shares of common stock as commitment shares pursuant to the Purchase Agreement.

On October 7, 2025, we issued the Selling Stockholder 375 shares of common stock as commitment shares pursuant to the Purchase Agreement.

On October 9, 2025, we issued the Selling Stockholder 375 shares of common stock as commitment shares pursuant to the Purchase Agreement.

On November 12, 2025, we issued the Selling Stockholder 33,750 shares of common stock as commitment shares pursuant to the Purchase Agreement.

On November 14, 2025, we issued the Selling Stockholder 45,000 shares of common stock as commitment shares pursuant to the Purchase Agreement.

On December 1, 2025, we issued the Selling Stockholder 3,750 shares of common stock as commitment shares pursuant to the Purchase Agreement.

On December 2, 2025, we issued the Selling Stockholder 1,875 shares of common stock as commitment shares pursuant to the Purchase Agreement.

On December 5, 2025, we issued the Selling Stockholder 5,625 shares of common stock as commitment shares pursuant to the Purchase Agreement.

Grants of Restricted Stock, Stock Options and Restricted Stock Units

On April 27, 2023, Company granted to its Chief Executive Officer (i) an inducement award of 20,171 shares of restricted stock, (ii) 43,479 stock options exercisable at $23.00 per share, subject to vesting and (iii) stock-settled, performance-based restricted stock units having a target payout amount equal to $154,726, pursuant to an employment agreement.

On May 11, 2023, the Company granted to its Executive Vice President of Sales and Marketing (i) an inducement award of 16,564 shares of restricted stock and (ii) stock-settled, performance-based restricted stock units having a target payout amount equal to $89,753, pursuant to an employment agreement.

On May 25, 2023, the Company granted to its Chief Financial Officer and Secretary (i) an inducement award of 8,542 shares of restricted stock, (ii) 21,740 stock options exercisable at $23.00 per share, subject to vesting, and (iii) stock-settled, performance-based restricted stock units having a target payout amount equal to $63,575, pursuant to an employment agreement

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Issuance and Sale of Series A Preferred Stock

On August 2, 2023, the Company entered into a securities purchase agreement with two accredited investors pursuant to which the Company issued and sold a total of 10,000 shares of Series A convertible preferred stock at a price per share of $100, for a total purchase price of $1.0 million. The Company previously engaged The Oak Ridge Financial Services Group, Inc. (“Oak Ridge”) to serve as a financial adviser in connection with the capital raising activities and, in connection with this private placement, the Company agreed to pay Oak Ridge a cash fee equal to 5.0% of the gross proceeds received by the Company.

Issuance and Sale of Series B Preferred Stock

Between April and May 2024 and October through November 2024, the Company issued and sold a total of 50,000 shares of Series B convertible preferred stock to 37 accredited investors at $100.00 per share, for an aggregate purchase price of $5.0 million. The Company agreed to pay Oak Ridge a cash fee equal to 8.0% of the gross proceeds received from the sale of Series B Preferred Stock to investors introduced by Oak Ridge. In addition, the Company issued to Oak Ridge seven-year warrants to purchase up to a total of 13,044 shares of the Company’s common stock at an exercise price equal to $11.50 per share.

Issuance and Sale of Promissory Notes

On October 8, 2024, the Company issued and sold an aggregate principal amount of $600,000 of secured convertible promissory notes and 5-year warrants to purchase up to 32,174 shares of common stock at an exercise price equal to $9.20 per share.

On February 6, 2025, the Company entered into a securities purchase agreement with three accredited investors, pursuant to which the Company agreed to sell up to an aggregate principal amount of $3,300,000 of secured original issue discount notes and shares of the Company’s common stock. At the initial closing, the Company issued and sold $1,650,000 aggregate principal amount of notes and a total of 11,776 shares of common stock. On April 14 and 15, 2025, the Company closed on the sale of an additional $1,100,000 aggregate principal amount of notes.

Between May 2 and June 10, 2025, the Company issued and sold $270,000 aggregate principal amount of OID convertible promissory notes plus 5-year warrants to purchase common stock at an exercise price of $11.50 per share to two accredited investors in a private placement. The OID convertible promissory notes were issued with original issuance discount of $45,000, resulting in gross proceeds of $225,000 to the Company.

On June 11, 2025, the Company entered into note purchase agreements with two accredited investors, pursuant to which the Company issued an aggregate principal amount of $287,000 of promissory notes and warrants to purchase up to 4,076 shares of common stock at an exercise price of $18.40 per share.

Between May 14 and June 10, 2025, the Company issued and sold $1,200,000 aggregate principal amount of subordinated secured promissory notes to accredited investors in a private placement. One of the investors is an affiliate of David Yacullo, a director of the Company. The subordinated secured promissory notes were issued with original issuance discount of $200,000, resulting in gross proceeds of $1,000,000 to the Company.

On August 11, 2025, the Company issued amended and restated convertible promissory notes in the aggregate principal amount of $1,200,000 (the “New Notes”), which amended and replaced subordinated secured promissory notes in the aggregate principal amount of $600,000 issued on May 28, 2025 to two accredited investors. In connection with the New Notes, the Company issued a warrant to purchase up to 75,000 shares of common stock at an exercise price equal to $8.00 per share to one of the accredited investors. The New Notes reflect additional loan proceeds of $600,000 to the Company.

On September 11, 2025, we entered into a securities purchase agreement with three accredited investors, pursuant to which we issued an aggregate principal amount of $4,143,234.25 of senior secured original issue discount convertible promissory notes in exchange for approximately $3,043,234 of aggregate outstanding principal amount, plus accrued interest, of existing secured original issue discount notes held by the investors and $1,000,000 in cash.

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Issuance and Sale of Series D Preferred Stock

On March 7, 2025, the Company issued 750,000 shares of Series D convertible preferred stock and warrants to purchase an aggregate of 380,435 shares of common stock to securities holders of Amaze Software, Inc. As a result of this transaction, Amaze Software, Inc. became a wholly owned subsidiary of the Company. On June 12, 2025, all outstanding shares of the Series D convertible preferred stock automatically converted into an aggregate of 4,076,115 shares of common stock.

Issuance and Sale of Series C Preferred Stock

Between March and May, 2025 the Company issued and sold a total of 8,550 shares of Series C convertible preferred stock to 14 accredited investors at a purchase price of $100.00 per share, plus warrants to purchase 74,348 shares of common stock. The Company agreed to pay Oak Ridge a cash fee equal to 8.0% of the gross proceeds received from the sale of Series C convertible preferred stock to investors introduced by Oak Ridge.

Issuance of Warrant

In June 2025, we issued warrants to purchase a total of 69,566 shares of common stock at an exercise price of $17.25 per share to two accredited investors in connection with the refinancing of a debt obligation

The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D (specifically Rule 506(b) or Rule 506(c), as applicable) promulgated thereunder as transactions by an issuer not involving any public offering. Persons who purchased securities as described above represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate restrictive legends were placed on any certificates or book-entry notations evidencing the securities issued in such transactions, and the Company has implemented transfer restrictions in accordance with applicable federal securities laws. None of the foregoing transactions involved any underwriters, underwriting discounts or commissions or any public offering.

Item 16. Exhibits and financial statement schedules.

(a)	The exhibits to the registration statement are set forth within the Exhibit Index below.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the consolidated financial statements or notes thereto that are incorporated by reference into this registration statement.

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Exhibit Index

Exhibit Number	Description
2.1	Amended and Restated Agreement and Plan of Merger dated as of March 7, 2025 by and among Fresh Vine Wine, Inc., Amaze Holdings, Inc., Amaze Software, Inc. (“Amaze”), the Stockholders of Amaze listed on Schedule I and signatory thereto, and Aaron Day, solely in his capacity as the Holders’ Representative (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed March 10, 2025)
3.1	Plan of Conversion (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K filed March 31, 2022)
3.2	Articles of Incorporation of Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed December 20, 2021)
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on August 2, 2023)
3.4	Amendment No. 1 to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on August 2, 2023)
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on March 20, 2024)
3.6	Certificate of Designation of Preferences, Rights, and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed March 10, 2025)
3.7	Certificate of Amendment to Articles of Incorporation ((incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed March 13, 2025)
3.8	Amended and Restated Bylaws of Fresh Vine Wine, Inc. (effective as of March 24, 2025 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed March 13, 2025)
3.9	Certificate of Correction (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed April 9, 2025)
3.10	Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed April 9, 2025)
3.11	Certificate of Amendment to Articles of Incorporation effective June 12, 2025 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed June 13, 2025)
4.1	Form of specimen certificate representing shares of common stock of Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1/A (File No. 333-261037) filed on November 29, 2021)
4.2	Description of the Capital Stock Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.3 to Annual Report on Form 10-K filed March 31, 2022)
4.3	Form of Common Stock Purchase Warrant issued in rights offering (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1/A-1 (File No. 333-269082) filed on January 27, 2023)
4.4	Form of Warrant Agency Agreement between Fresh Vine Wine, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-1/A-1 (File No. 333-269082) filed on January 27, 2023)
4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on April 2, 2024)
4.6	Form of Debt Security (incorporated by reference to Exhibit 4.14 to Registration Statement on Form S-3 (File No. 333-289876) filed August 27, 2025)
4.7	Form of Indenture (incorporated by reference to Exhibit 4.15 to Registration Statement on Form S-3 (File No. 333-289876) filed August 27, 2025)
5.1*	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
10.1#	Form of Founders’ Option Agreement (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1/A (File No. 333-261037) filed on November 29, 2021)

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10.2#	Form of Indemnification Agreement between Fresh Vine Wine, Inc. and each of its officers and directors (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1/A (File No. 333-261037) filed November 29, 2021)
10.3#	Form of Restricted Stock Unit Agreement, pursuant to the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan, between Fresh Vine Wine, Inc. and each of Timothy Michaels and Elliot Savoie (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1/A filed November 29, 2021)
10.4#	Amendment No. 1 to Restricted Stock Unit Agreement dated as of February 24, 2022 by and between Fresh Vine Wine, Inc. and Timothy Michaels (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed February 25, 2022)
10.5#	Form of Stock Option Agreement under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to Annual Report on Form 10-K filed March 31, 2022)
10.6#	Form of Employee Restricted Stock Unit Agreement under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to Annual Report on Form 10-K filed March 31, 2022)
10.7	Form of Notes Live Voting and Support Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed January 29, 2024)
10.8	Form of Fresh Vine Voting and Support Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed January 29, 2024)
10.9	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed January 29, 2024)
10.10	Form of Securities Purchase Agreement with Purchasers of Series B Convertible Preferred Stock (including Form of Fresh Vine Voting and Support Agreement attached as Exhibit A thereto) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed April 2, 2024)
10.11	Termination Agreement, dated as of July 31, 2024, by and between Fresh Vine Wine, Inc. and Notes Live, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed August 1, 2024)
10.12	Form of Securities Purchase Agreements for Notes and Warrants, dated October 8, 2024 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed October 15, 2024)
10.13	Form of Warrant (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed October 15, 2024)
10.14	Form of Guaranty (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed October 15, 2024)
10.15	Form of Securities Purchase Agreement for Series B Preferred Stock (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed October 15, 2024)
10.16	Promissory Note in favor Fresh Vine Wine, Inc. effective October 7, 2024 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed October 15, 2024)
10.17	Security Agreement effective as of October 7, 2024 between Adifex Holdings LLC and Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed October 15, 2024)
10.18	Forgivable Promissory Note made by Amaze Software, Inc. in favor of Fresh Vine Wine, Inc. effective October 28, 2024 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed November 7, 2024)
10.19	Security Agreement effective October 28, 2024 between Amaze Holding Company LLC and Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed November 7, 2024)
10.20	Cancellation of Promissory Note and Security Agreement between Fresh Vine Wine, Inc. and Adifex Holdings LLC, effective October 28, 2024 (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed November 7, 2024)
10.21	Securities Purchase Agreement dated as of February 6, 2025 by and among Fresh Vine Wine, Inc. and each of the investors listed therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed February 13, 2025)
10.22	Form of Secured Original Issue Discount Promissory Note (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed February 13, 2025)

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10.23	Pledge Agreement dated as of February 6, 2025 by and between Fresh Vine Wine, Inc. and each of the investors listed therein (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed February 13, 2025)
10.24	Form of Merger Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed March 10, 2025)
10.25	Form of Stockholder Support Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed March 10, 2025)
10.26	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed March 10, 2025)
10.27	Termination Agreement dated as of March 7, 2025 by and between Fresh Vine Wine, Inc. and Adifex Holdings LLC (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed March 10, 2025)
10.28	Form of Securities Purchase Agreement (Series C Preferred Stock) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed March 31, 2025)
10.29	Form of Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed March 31, 2025)
10.30	Amended and Restated Securities Purchase Agreement dated as of April 1, 2025 by and among Fresh Vine Wine, Inc. and each of the investors listed therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed April 16, 2025)
10.31	Securities Purchase Agreement dated as of May 6, 2025, by and between Amaze Holdings, Inc. and C/M Capital Master Fund, LP. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed May 7, 2025)
10.32	Registration Rights Agreement dated as of May 6, 2025 by and between Amaze Holdings, Inc. and C/M Capital Master Fund, LP. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed May 7, 2025)
10.33	Business Loan and Security Agreement, dated May 5, 2025, among Amaze Holdings, Inc., Amaze Software, Inc. and Balanced Management, LLC (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed May 7, 2025)
10.34	Form of Subordinated Secured Promissory Note (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed May 20, 2025)
10.35#	Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 13, 2025)
10.36	Consulting Agreement dated July 11, 2025 between Amaze Holdings, Inc. and DNA Holdings Venture Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed July 15, 2025)
10.37	Securities Purchase Agreement dated as of August 7, 2025 between Amaze Holdings, Inc. and Parler Cloud LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed August 13, 2025)
10.38	Form of Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed August 13, 2025)
10.39	Amended and Restated Convertible Promissory Note dated August 11, 2025 in favor of Thomas Frame (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed August 13, 2025)
10.40	Amended and Restated Convertible Promissory Note dated August 11, 2025 in favor of Sean Giddings (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed August 13, 2025)
10.41	Warrant dated August 11, 2025, issued to Thomas Frame (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed August 13, 2025)
10.42	Securities Purchase Agreement dated as of September 11, 2025, among Amaze Holdings, Inc. and the investors listed therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed September 17, 2025)
10.43	Form of Senior Secured Original Issue Discount Convertible Promissory Note dated September 11, 2025 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed September 17, 2025)
10.44	Security Agreement dated as of September 11, 2025 between Amaze Holdings, Inc. and the Collateral Agent (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed September 17, 2025)
10.45	Subsidiary Guarantee dated as of September 11, 2025 among Amaze Holdings, Inc. and the subsidiaries identified therein (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed September 17, 2025)

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10.46	Pledge Agreement dated as of September 11, 2025 among Amaze Holdings, Inc. and C/M Capital Master Fund, LP as collateral agent (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed September 17, 2025)
10.47	Registration Rights Agreement dated as of September 11, 2025 among Amaze Holdings, Inc. and the investors identified therein (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed September 17, 2025)
10.48	At The Market Offering Agreement dated October 15, 2025 between Amaze Holdings, Inc. and Ladenberg Thalmann & Co. (incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K filed October 15, 2025)
10.49	Form of Warrant (Parler) (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed October 27, 2025)
10.50	Asset Purchase Agreement dated November 7, 2025 by and among Amaze Holdings, Inc., Food Channel Amaze Company LLC, Foodchannel.com LLC, Intuience LLC and Solaris Media, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed November 12, 2025)
10.51	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed November 12, 2025)
10.52	Employment Offer Letter dated December 17, 2025 between Amaze Holdings, Inc. and Joel Krutz (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed December 18, 2025)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Registration Statement on Form S-1 filed September 10, 2025)
23.1*	Consent of Wipfli LLP
23.2*	Consent of Bush & Associates CPA LLC
23.3*	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on Signature Page)
107*	Filing Fee Table

#	Management contract or compensatory plan

†	Certain portions of this exhibit have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

*	Filed herewith.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on February 12, 2026.

AMAZE HOLDINGS, INC.

By	/s/ Aaron Day
Aaron Day
Chief Executive Officer

Signature	Title	Date

/s/ Aaron Day	Chief Executive Officer and Director	February 12, 2026
Aaron Day	(Principal Executive Officer)

/s/ Joel Krutz	Chief Financial Officer	February 12, 2026
Joel Krutz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Pruitt	Director	February 12, 2026
Michael Pruitt

/s/Eric Doan	Director	February 12, 2026
Eric Doan

/s/ Peter Deutschman	Director	February 12, 2026
Peter Deutschman

/s/David Yacullo	Director	February 12, 2026
David Yacullo

/s/ Amrapali Gan	Director	February 12, 2026
Amrapali Gan

/s/ Sandra Hawkins	Director	February 12, 2026
Sandra Hawkins

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